                                                                   EXHIBIT 10.17



                                                                  EXECUTION COPY



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                            STOCK PURCHASE AGREEMENT


                          Dated as of February 28, 2001

                                  By and Among

                     KINETICS ELECTRONICS MANAGEMENT, INC.,

                               MAGNOLIA TREE, LLC

                                       and


                         JAMES E. HAWTHORNE, AS TRUSTEE
                 OF THE JAMES AND ROBERTA HAWTHORNE FAMILY TRUST
                           U/T/A DATED AUGUST 31, 1999


                              --------------------


                   FOR THE PURCHASE OF ALL OF THE OUTSTANDING
                    CAPITAL STOCK OF MARCHI ASSOCIATES, INC.

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                                       1

                                Table of Contents

ARTICLE 1         DEFINITIONS...............................................................1

        Section 1.        Definitions.......................................................1

ARTICLE 2         SALE OF STOCK.............................................................8

        Section 2.1       Sale of Stock.....................................................8

        Section 2.2       Closing Payment...................................................8

        Section 2.3       Determination of Purchase Price...................................9

        Section 2.4       Closing..........................................................10

ARTICLE 3         REPRESENTATIONS OF THE SELLERS...........................................10

        Section 3.1       Existence and Good Standing......................................10

        Section 3.2       Capital Stock; Subsidiaries......................................10

        Section 3.3       Financial Statements.............................................11

        Section 3.4       Section 3.4......................................................11

        Section 3.5       Personal Property................................................11

        Section 3.6       Leases and Owned Real Property...................................11

        Section 3.7       Material Contracts...............................................13

        Section 3.8       Consents and Approvals; No Violations............................14

        Section 3.9       Litigation.......................................................14

        Section 3.10      Taxes............................................................14

        Section 3.11      Liabilities......................................................16

        Section 3.12      Insurance........................................................16

        Section 3.13      Intellectual Properties..........................................17

        Section 3.14      Accounts Receivable..............................................18

        Section 3.15      Employment Relations.............................................18

        Section 3.16      Employee Benefit Plans...........................................19

        Section 3.17      Permits..........................................................22

        Section 3.18      Interests in Clients.............................................23

        Section 3.19      Bank Accounts Powers of Attorney and Compensation of Employees...23

        Section 3.20      No Changes.......................................................23

        Section 3.21      Compliance with Laws.............................................24

        Section 3.22      Broker's or Finder's Fees, etc...................................24
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                                       2
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
        Section 3.23      Environmental Laws and Regulations...............................24

        Section 3.24      Customers........................................................25

        Section 3.25      Disclosure.......................................................25

        Section 3.26      Copies of Documents..............................................25

        Section 3.27      Inventory........................................................25

        Section 3.28      No Other Representations or Warranties...........................26

        Section 3.29      Disclosed Matters................................................26

ARTICLE 4         REPRESENTATIONS OF MAGNOLIA..............................................26

        Section 4.        Representations of Magnolia......................................26

        Section 4.1       Power and Authority..............................................26

        Section 4.2       Ownership of Stock...............................................26

        Section 4.3       Broker's or Finder's Fees, etc...................................27

        Section 4.4       Consents and Approvals; No Violations............................27

ARTICLE 5         REPRESENTATIONS OF HAWTHORNE TRUST.......................................27

        Section 5.        Representations of Hawthorne Trust...............................27

        Section 5.1       Power and Authority..............................................27

        Section 5.2       Ownership of Stock...............................................28

        Section 5.3       Broker's or Finder's Fees, etc...................................28

        Section 5.4       Consents and Approvals: No Violations............................28

ARTICLE 6         REPRESENTATIONS OF THE PURCHASER.........................................28

        Section 6.        Representations of the Purchaser.................................28

        Section 6.1       Existence and Good Standing: Power and Authority.................29

        Section 6.2       No Conflicts.....................................................29

        Section 6.3       Litigation.......................................................29

        Section 6.4       Broker's or Finder's Fees, etc...................................30

        Section 6.5       Operation of Business............................................30

        Section 6.6       No Other Representations or Warranties...........................30

ARTICLE 7         CONDUCT OF BUSINESS; EXCLUSIVE DEALING: REVIEW; OTHER AGREEMENTS.........30

        Section 7.1       Access to Information Concerning Properties and Records..........30

        Section 7.2       Conduct of Business of the Company...............................30

        Section 7.3       Commercially Reasonable Efforts..................................32



                                       3
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
        Section 7.4       Exclusive Dealing................................................32

        Section 7.5       Purchase of Kinetics Common Stock................................32

ARTICLE 8         TAX MATTERS..............................................................33

        Section 8.1       Tax Returns......................................................33

        Section 8.2       Payment of Taxes.................................................33

        Section 8.3       Amended Returns..................................................34

        Section 8.4       Prior Tax Agreements.............................................34

        Section 8.5       Non-foreign Person Affidavit.....................................34

        Section 8.6       Post-Closing Access and Cooperation..............................34

        Section 8.7       Tax Indemnification..............................................34

        Section 8.8       Tax Controversies................................................35

ARTICLE 9         CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER...........................35

        Section 9.1       Conditions to the Purchaser's Obligations........................35

        Section 9.2       Truth of Representations and Warranties..........................35

        Section 9.3       Performance of Agreements........................................36

        Section 9.4       No Material Adverse Change.......................................36

        Section 9.5       No Litigation Threatened.........................................36

        Section 9.6       Good Standing and Other Certificates.............................36

        Section 9.7       Approvals and Consents...........................................36

        Section 9.8       Resignation of Directors.........................................36

        Section 9.9       Opinion of the Sellers' Counsel..................................36

        Section 9.10      Statutes.........................................................37

        Section 9.11      Transaction Documents............................................37

        Section 9.12      Seller Non-Compete Agreement.....................................37

ARTICLE 10        CONDITIONS TO THE OBLIGATIONS OF THE SELLERS.............................37

        Section 10.1      Conditions to the Obligations of the Sellers.....................37

        Section 10.2      Truth of Representations and Warranties..........................37

        Section 10.3      Performance of Agreements........................................37

        Section 10.4      Approvals and Consents...........................................37

        Section 10.5      Opinion of the Purchaser's Counsel...............................37

ARTICLE 11        SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION.............................37

        Section 11.1      Survival of Representations......................................37

        Section 11.2      General Indemnification..........................................38
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
        Section 11.3      Indemnification Procedure........................................39

        Section 11.4      Third Party Claims...............................................40

ARTICLE 12        TERMINATION AND ABANDONMENT..............................................41

        Section 12.1      Termination......................................................41

        Section 12.2      Effect of Termination............................................42

ARTICLE 13        MISCELLANEOUS............................................................42

        Section 13.1      Expenses.........................................................42

        Section 13.2      Governing Law....................................................42

        Section 13.3      Captions.........................................................42

        Section 13.4      Publicity........................................................42

        Section 13.5      Notices..........................................................43

        Section 13.6      Parties in Interest..............................................44

        Section 13.7      Counterparts.....................................................44

        Section 13.8      Entire Agreement.................................................45

        Section 13.9      Amendments.......................................................45

        Section 13.10     Severability.....................................................45

        Section 13.11     Third Party Beneficiaries........................................45

        Section 13.12     Submission to Jurisdiction; Waiver of Jury Trial.................45

        Section 13.13     Schedules........................................................45

        Section 13.14     Gender...........................................................45

        Section 13.15     Attorneys' Fees..................................................45

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT, dated as of February 28, 2001 (this "Agreement"), is by and among Kinetics Electronics Management, Inc., a California corporation (the "Purchaser"), Magnolia Tree, LLC, a Delaware limited liability company ("Magnolia"), and James E. Hawthorne, as Trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999 ("Hawthorne Trust", and together with Magnolia, the "Sellers" and each, a "Seller").

                              W I T N E S S E T H:

        WHEREAS, Magnolia owns 750,000 shares of common stock of Marchi Associates, Inc. (d/b/a Marchi Systems, Inc.), a California corporation (the "Company"), and Hawthorne Trust owns 250,000 shares of common stock of the Company, all of such shares of common stock representing in the aggregate 100% of the capital stock of the Company; and

        WHEREAS, the Sellers desire to sell the Stock (as defined below), and the Purchaser desires to purchase the Stock pursuant to this Agreement:

        NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        Section 1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural fortes of the terms defined).

        "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and provided, further, that, with respect to Sections 3.7(a)(xii), 3.18, 3.20(n), 3.20(o) and 7.2(m), an Affiliate of any Person shall also include (w) any Person that directly or indirectly owns more than five percent (5%) of any class of capital stock or other interest of such Person, (x) any officer, director, trustee or beneficiary of such Person, (y) any spouse, parent, sibling or descendant of any Person described in clauses (w) or (x) above, and (z) any trust for the benefit of any Person described in clauses (w) through (y) above or for any spouse, issue or lineal descendant of any Person described in clauses (w) through (y) above.

        "Agreed Claims" shall have the meaning assigned to such term in Section 11.3(c).

        "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

        "Arbitrator" shall have the meaning assigned to such term in Section 2.3(b)(ii).

        "Business day" shall mean any day, other than a Saturday, Sunday or a day recognized in the State of California as a "bank holiday" on which banks shall be authorized or required by law to close.

        "Certificate" shall have the meaning assigned to such term in Section 113(a).

        "Closing" shall have the meaning assigned to such term in Section 2.4.

        "Closing Date" shall have the meaning assigned to such term in Section 2.4.

        "Closing Date Working Capital" shall have the meaning assigned to such term in Section 2.3(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

        "Company" shall have the meaning set forth in the first recital of this Agreement.

        "Company Property" shall mean any real property and improvements at any time owned (directly, indirectly or beneficially), leased, used, operated or occupied by the Company.

        "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

        The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Current Assets," with respect to any Person, shall include, without limitation, accounts receivable, cash, prepaid expenses and other prepaid items, inventory and other current assets except deferred tax assets) of such Person and shall be determined in accordance with GAAP consistent with the past practice of such Person.

        "Current Liabilities", with respect to any Person, shall include, without limitation. accounts payable and other current liabilities (excluding Tax liabilities) of such Person, and shall be determined in accordance with GAAP consistent with the past practice of such Person.

        "Due Inquiry" shall mean James E. Hawthorne's interview of the executives and management of the Company relating to the subject matter in question and review of any material agreements or documents readily available and accessible regarding the same.

        "Employee Benefit Plan" shall have the meaning assigned to such term in
Section 3.16(a).

        "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law (for purposes of this definition, "Claims") including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. et seq. Section 2701 and their state and local counterparts and equivalents.

        "ERISA" shall have the meaning assigned to such term in Section 3.16(a).

        "Escrow Agent" shall have the meaning assigned to such term in Section 2.2(b).

        "Escrow Agreement" shall mean the escrow agreement, dated as of the date hereof by and among the Sellers. the Purchaser and the Escrow Agent attached hereto as Exhibit A.

        "Escrow Amount" shall mean Three Million Two Hundred Thousand Dollars ($3,200,000).

        "Escrow Shares" shall mean collectively, the Hawthorne Indemnity Escrow Shares. the Hawthorne Working Capital Escrow Shares, the Magnolia Indemnity Escrow Shares, and the Magnolia Working Capital Escrow Shares.

        "Estimated Working Capital" shall have the meaning assigned to such term in Section 2.2(a).

        "Financial Statements" shall have the meaning assigned to such term in
Section 3.5.

        "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

        "Hawthorne Closing Payment" shall mean Six Million Seven Hundred and Fifty Thousand Dollars ($6,750,000), minus twenty-five percent (25%) of the amount, if any, by which the Minimum Working Capital exceeds the amount of the Estimated Working Capital.

        "Hawthorne Indemnity Escrow Shares" shall mean 22,500 shares of Kinetics Class A Common Stock and 202,500 shares of Kinetics Class B Common Stock owned by Hawthorne Trust, which constitutes $675,000 of the Escrow Amount.

        "Hawthorne Purchase Price" shall mean the sum of the Hawthorne Closing Payment, as adjusted pursuant to Section 2.3(c) and (ii) the Earnout Payment (as such term is defined in the Stock Repurchase and Earnout Agreement), if any.

        "Hawthorne Trust" shall have the meaning assigned to such term in the preamble to this Agreement.

        "Hawthorne Working Capital Escrow Shares" shall mean 4,167 shares of Kinetics Class A Common Stock and 37,500 shares of Kinetics Class B Common Stock owned by Hawthorne Trust, which constitutes $125,000 of the Escrow Amount.

        "Hazardous Materials" shall mean (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals. materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law: and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

        "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business in accordance with customary trade terms, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
(vi), (vii) and (viii) of this definition secured by any

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Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (and, if such Indebtedness is non-recourse except to such property, only to the extent of the fair market value of the property),
(iv) all capitalized lease obligations of such person, (v) all obligations of such Person to pay a specified purchase price for goods or services. whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations of such Person under any interest rate protection agreements, currency protection agreements, interest rate swaps, control disbursement accounts, repurchase agreements, reverse repurchase agreements, caps, collars, derivatives, currency hedge agreements or other similar types of agreements and (viii) the greater of (x) any premiums and other amounts payable to any third party pursuant to any mandatory prepayment obligations under the terms of any Indebtedness as a result of the consummation of the transactions contemplated hereby and (y) any premiums and other amounts payable to any third party pursuant to any voluntary prepayment provision under the terms of any Indebtedness, assuming the Closing Date occurs on or before February 28, 2001 and notice of any such voluntary prepayment is given by such Person on or before the Closing Date.

        "Indemnified Party" shall have the meaning assigned to such term in
Section 11.4(a).

        "Indemnifying Party" shall have the meaning assigned to such term in
Section 11.4(a).

        "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof. Internet domain names and universal resource locators ("URLs"), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and Company names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

        "KHC" shall mean Kinetics Holdings Corporation, a Delaware corporation.

        "Kinetics Class A Common Stock" shall mean the shares of voting Class A Common stock, par value $0.01 per share, of KHC, which, for purposes of this Agreement, shall be valued at Three Dollars ($3.00) per share.

        "Kinetics Class B Common Stock" shall mean the shares of nonvoting Class B Common Stock, par value $0.01 per share, of KHC, which, for purposes of this Agreement, shall be valued at Three Dollars ($3.00) per share.

        "Leased Property" shall have the meaning assigned to such term in
Section 3.6.

        "Leases" shall have the meaning assigned to such term in Section 3.6.

        "Liens" shall mean liens, security interests, options, rights of first refusal, easements. mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

        "Listed Intellectual Property" shall have the meaning assigned to such term in Section 131a).

        "Loss" shall have the meaning assigned to such term in Section 11.2(a).

        "Magnolia" shall have the meaning assigned to such term in the preamble to this Agreement.

        "Magnolia Closing Payment" shall mean Twenty Million Two Hundred and Fifty Thousand Dollars ($20,250,000), minus seventy-five percent (75%) of the amount, if any, by which the Minimum Working Capital exceeds the amount of the Estimated Working Capital.

        "Magnolia Indemnity Escrow Shares" shall mean 67,500 shares of Kinetics Class A Common Stock and 607,500 shares of Kinetics Class B Common Stock owned by Magnolia. which constitutes $2,025,000 of the Escrow Amount.

        "Magnolia Purchase Price" shall mean the Magnolia Closing Payment. as adjusted pursuant to Section 2.3(c).

        "Magnolia Working Capital Escrow Shares" shall mean 12,500 shares of Kinetics Class A Common Stock and 112,500 shares of Kinetics Class B Common Stock owned by Magnolia. which constitutes $375,000 of the Escrow Amount.

        "Minimum Working Capital" shall mean Three Million One Hundred and Thirty Thousand Dollars ($3,130,000).

        "Notice of Objection" shall have the meaning assigned to such term in
Section 2.3(b)(i).

        "Overlap Period" shall mean taxable periods beginning before the Closing Date and ending after the Closing Date.

        "Permits" shall have the meaning assigned to such term in Section 3.17.

        "Permitted Liens" shall mean (i) Liens reflected on the Financial Statements, (ii) Liens arising by operation of law, (iii) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (iv) Liens for purchase money security interests in equipment valued at less than $25,000 in the aggregate.

        "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or other department or agency thereof.

        "Pre-Closing Periods" shall have the meaning assigned to such term in
Section 3.10(b).

        "Purchase Price" shall mean the aggregate of the Magnolia Purchase Price and the Hawthorne Purchase Price.

        "Purchaser" shall have the meaning assigned to such term in the preamble to this Agreement.

        "Purchaser Indemnitee" shall have the meaning assigned to such term in
Section 11.2(a).

        "Redwood City Lease" shall mean that certain lease agreement dated July 1, 2000 by and between the Company and Oakbrook Properties, LLC regarding the real property located at 670 Price Avenue, Redwood City, California.

        "Release" shall mean the active or passive disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

        "Remedy Percentage" shall mean, with respect to Magnolia, seventy five percent (75%) and, with respect to Hawthorne Trust, twenty five percent (25%).

        "Returns" shall have the meaning assigned to such term in Section
3.10(a).

        "Seller" shall have the meaning assigned to such term in the preamble to this Agreement.

        "Seller Indemnitee" shall have the meaning assigned to such term in
Section 11.2(b).

        "Seller Non-Compete Agreement" shall mean the non-competition agreement, dated as of the date hereof, by and between James E. Hawthorne, an individual residing in the State of California, and the Purchaser attached hereto as Exhibit B.

        "Stock" shall have the meaning assigned to such term in Section 2.1.

        "Stock Repurchase and Earnout Agreement" shall mean the stock repurchase and earnout agreement, dated as of the date hereof, by and between Hawthorne Trust and the Purchaser attached hereto as Exhibit C.

        "Subsidiary" shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% voting equity interest.

        "Tax" or "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for any such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

        "Tax Matter" shall have the meaning assigned to such term in Section
8.8.

        "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Seller Non-Compete Agreement, and the Stock Repurchase and Earnout Agreement.

        "VEBAs" shall have the meaning assigned to such term in Section 3.16(a).

        "WARN" shall have the meaning assigned to such term in Section 3.15(j).

        "Working Capital" shall mean, with respect to any Person, the Current Assets of such Person less the Current Liabilities of such Person.

        "Working Capital Escrow Shares" shall mean collectively, the Magnolia Working Capital Escrow Shares and the Hawthorne Working Capital Escrow Shares.

                                    ARTICLE 2

                                  SALE OF STOCK

        Section 2.1 Sale of Stock. Upon the terms and subject to the conditions set forth in this Agreement, (i) Magnolia shall sell, assign, transfer and deliver to the Purchaser at the Closing, and the Purchaser shall purchase at the Closing, 750,000 shares of common stock of the Company and (ii) Hawthorne Trust shall sell, assign, transfer and deliver to the Purchaser at the Closing, and the Purchaser shall purchase at the Closing, 250,000 shares of common stock of the Company (such shares, collectively, the "Stock"). The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the sellers, with all necessary transfer tax and other revenue stamps, acquired at the Sellers' expense affixed and canceled. The Sellers agree to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by the Sellers or with respect to the stock powers accompanying any such certificates.

        Section 2.2   Closing Payment.

               (a) At least two (2) but no more than seven (7) business days prior to the Closing Date, the Sellers shall cause the Company to prepare and deliver to the Purchaser an estimate of the Working Capital of the Company (the "Estimated Working Capital") as of the Closing Date, which shall quantify in reasonable detail the items constituting such Working Capital. The statement of Estimated Working Capital shall be prepared in accordance with GAAP and consistent with past practices of the Company.

               (b) On the Closing Date, the Purchaser shall pay to (i) Magnolia the Magnolia Closing Payment and (ii) Hawthorne Trust the Hawthorne Closing Payment; provided that each of Magnolia and Hawthorne Trust shall deliver to Chase Manhattan Trust Company, N.A. (the "Escrow Agreement") the Escrow Shares to be held in an escrow account pursuant to the provisions of the Escrow Agreement.

        Section 2.3   Determination of Purchase Price.

               (a) Promptly after the Closing Date, but in any event not later than sixty (60) days following the Closing Date, the Purchaser shall cause the company to prepare and deliver to the Sellers a statement of the Working Capital of the Company (the "Closing Date Working Capital") as of the Closing Date. The Closing Date Working Capital shall be prepared in accordance with GAAP and in the same method and manner as the determination of the Estimated Working Capital. If the Purchaser fails to deliver to the Sellers the statement of Closing Date Working Capital within such sixty (60) day period, the Escrow Agent shall automatically and without further instructions deliver to the Sellers the Working Capital Escrow Shares.

               (b) (i) In the event that a Seller does not object to the determination by the Purchaser of the Closing Date Working Capital by written notice of objection (the "Notice of Objection") delivered to the Purchaser within ten (10) business days after such Seller's proposed adjustments to the proposed Closing Date Working Capital, the proposed Closing Date Working Capital amount shall be deemed final and binding; (ii) If either Seller delivers a Notice of Objection to the Purchaser, then any dispute shall be resolved as follows:

               (x) The Sellers and the Purchaser shall promptly endeavor to agree upon the calculation of the Closing Date Working Capital. In the event that a written agreement determining the amount of the Closing Date Working Capital has not been reached within ten (10) business days after the date of receipt by the Purchaser from such Seller of such Seller's Notice of Objection thereto, then such Seller and the Purchaser shall submit its respective determination of the Closing Date Working Capital to Arthur Andersen (the "Arbitrator").

               (y) Within thirty (30) days after a party submits to the Arbitrator any dispute concerning the determination of the Closing Date Working Capital, the Arbitrator shall render a decision in accordance with this Section 2.3 along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon each party hereto and shall constitute an arbitral award upon which a judgment may be entered by a court of competent jurisdiction.

               (z) In the event a Seller and the Purchaser submit a Notice of Objection to the Arbitrator for resolution, the Sellers, on the one hand, and the Purchaser, on the other hand, will equally share the fees and expenses of the Arbitrator.

               (c) (i) If Closing Date Working Capital is less than the amount of the Estimated Working Capital, then the Sellers shall pay to the Purchaser the amount of any such deficiency within five (5) business days after the determination of Closing Date Working Capital by return to the Purchaser of the number of shares of Working Capital Escrow Shares equal in value to such deficiency in accordance with the terms of the Escrow Agreement and, to the extent the value of the Working Capital Escrow Shares is less than such deficiency, thereafter by check or wire transfer (as requested) of immediately available funds to the account designated in writing by the Purchaser. If Closing Date Working Capital exceeds the amount of the Estimated Working Capital, then the Purchaser shall pay to the Sellers the amount of any such excess up to the amount by which the Minimum Working Capital exceeds the Estimated Working Capital, if any, within five (5) business days after the determination of Closing Date Working Capital by check or wire transfer (as requested) of immediately available funds to the account designated in writing by the Sellers; (ii) The parties hereto acknowledge and agree that the Working Capital Escrow Shares secure the obligations, if any, of the Sellers pursuant to Section 2.3(c)(i).

        Section 2.4 Closing. The sale referred to in Section 2.1 (the "Closing") shall take place at 10:00 a.m., at the offices of Doty Sundheim & Gilmore, 260 Sheridan Avenue, Suite 200, Palo Alto, CA, 94306-2009 on the date hereof, or at such other time and date as the parties hereto shall mutually agree, which shall in no event be prior to February 1, 2001. Such date is herein referred to as the "Closing Date".

                                    ARTICLE 3

                         REPRESENTATIONS OF THE SELLERS

        Section 3. Representations of the Sellers.The Sellers represent and warrant, severally, to the purchaser as follows (for purposes of this Article III, "actual knowledge" shall mean (i) with respect to Magnolia, the actual knowledge of David Shimmon and (ii) with respect to Hawthorne Trust, the actual knowledge of James E. Hawthorne):

        Section 3.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power and authority to own, lease, operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or license necessary, except where the failure to be so duly qualified or licensed or in good standing, could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company.

        Section 3.2 Capital Stock; Subsidiaries. The Company has an authorized capitalization consisting of 2,000,000 shares of common stock, no par value, of which 1,000,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, nor were issued in violation of, any preemptive rights. No shares of capital stock of the Company are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of the Company, or pursuant to which the Company is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for any shares of the capital stock of the Company. The Company does not have authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth on Schedule 3.2, the Company does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person. There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company.

        Section 3.3 Financial Statements. The Sellers have heretofore furnished the Purchaser with the audited balance sheets of the Company as of September 30, 1997, September 30, 1998, September 30, 1999 and September 30, 2000 and the related statements of income, equity and cash flows for the fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements, including the footnotes thereto, have been prepared in accordance with GAAP consistently followed throughout the period indicated, and fairly present in all material respects the financial position of the Company at its date thereof, and the results of operations and cash flows of the Company for the periods indicated.

        Section 3.4 Books and Records. The minute books of the Company as previously made available to the Purchaser and its representatives contain accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), the shareholders and the Board of Directors of the Company. The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company except for any records or data maintained by the Company's accountants and payroll company.

        Section 3.5 Personal Property. Except for properties and assets reflected in the Financial Statements, or acquired since September 30, 2000, in each case which have been sold or otherwise disposed of in the ordinary course of business, the Company owns (a) all of its personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Financial Statements, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Company since September 30, 2000, in each case free and clear of all Liens, except for Permitted Liens. All such personal properties and assets are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

        Section 3.6   Leases and Owned Real Property.

               (a) Schedule 3.6 attached hereto contains an accurate and complete list of all (a) real property leased (directly or indirectly, beneficially, or otherwise), to or from the Company ("Leased Property") and (b) leases ("Leases") (including, without limitation, any amendments or modifications thereto) to which the Company is a party (as lessee, sublessee, sublessor or lessor), and a reference to any title policies and surveys relating thereto which are in the possession of the Company. The term "Leases" includes, without limitation, occupancy and similar agreements. Each Lease set forth on Schedule 3.6 (or required to be set forth on Schedule 3.6) is in full force and effect and is valid and binding and is enforceable against the Company and, to either Seller's actual knowledge (after Due Inquiry, with respect to the Redwood City Lease only), the other parties thereto, except to the extent that such enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought at law or in equity); all rents and additional rents due to date on each such Lease have been paid and no rent has been paid minor a than one (1) month in advance, and all other obligations of the lessees thereunder required to have been performed to date have been performed by the Company and, to either Seller's actual knowledge, the other parties thereto in accordance with the provisions of the applicable Lease; in each case, with respect to Leases where the Company is the lessee, such entity has been in peaceable possession since it became the lessee under such Lease and is not in default thereunder, and there are no uncured notices of default under any of such Leases, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no (and neither of the execution of the Transaction Documents or the purchase of the Stock hereunder or will give rise to any) event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or give rise, whether by the exercise by the holder of the landlord interest in the Lease or by express provision of the Lease without exercise by such holder, to so-called "recapture", termination or cancellation of, or have a material adverse effect on, any Lease set forth on Schedule (or required to be set forth on Schedule 3.6). Except as set forth on Schedule 3.6, neither the Company nor, to either Seller's actual knowledge, any other Person who is a party to any lease has violated any of the terms or conditions under any such lease in any material respect. and all of the covenants to be performed by the Company or, to either Seller's actual knowledge, by any other party under any such Lease have been fully performed. Each Leased Property and all other property leased by the Company is in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used. The Company has good clear record and marketable leasehold interest in all Leased Property described in such Leases, free and clear of any and all Liens, except for Permitted Liens. Except as set forth on Schedule 3.6, the company has not assigned, transferred, conveyed, mortgaged or encumbered any interest in any lease or in any Leased Property subject thereto (or any portion thereof). Except as set forth on
Schedule 3.6, the Company has not been a party to a Lease with respect to which it has or may have any continuing liability thereunder, notwithstanding that a third party has assumed, guaranteed or otherwise agreed to pay and perform the obligations of the Company. Except as set forth on Schedule 3.6, the Company is not currently negotiating with respect to a Lease nor is it a party to a Lease with respect to Leased Property with respect to which the term has not commenced. The Company has not granted, nor has the benefit of, any options to enter into any Leases or acquire any leasehold interest. No Leased Property (including buildings, structures, improvements or appurtenances or any equipment), nor the construction, operation or maintenance thereof, violates in any material respect any provision of any federal, state or local law, ordinance, rule or regulation, and the Company has valid certificates of occupancy with respect to the Leased Property. To either Seller's actual knowledge after Due Inquiry, each Leased Property is served by water, sewer, sanitary sewer, storm drain facilities and other utilities adequate to serve such Leased Property for its intended use. All public utilities necessary for the intended use and enjoyment of each

Leased Property are located in the public right-of-way or in private recorded easements or rights of way abutting such Leased Property. The Sellers have delivered to the Purchaser true and complete copies of each Lease including, in each case, all exhibits and schedules thereto.

               (b) The Company owns no real property.

        Section 3.7   Material Contracts.

               (a) Except as set forth on Schedule 3.7 attached hereto or as contemplated by any of the Transaction Documents, the Company is not a party to, and is not bound by:

                      (i) any agreement, contract or commitment relating to the employment of any Person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                      (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                      (iii) any agreement, contract or commitment relating to an outstanding obligation to make capital expenditures;

                      (iv) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                      (v) any agreement relating to Indebtedness;

                      (vi) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                      (vii) any management service, consulting, financial advisory or any other similar type of contract including, without limitation, any contract with any investment or commercial bank;

                      (viii) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person;

                      (ix) any agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty (30) days;

                      (x) any other material agreement, contract or commitment;

                      (xi) any collective bargaining agreement, labor contract or other written arrangement with any labor union or any employee organization; or

                      (xii) any agreement, contract or commitment with any Affiliate.

               (b) Each contract or agreement set forth on Schedule 3.7 (or required to be set forth on Schedule 3.7) is in full force and effect and there exists no material default or event of default by the Company or, to either Seller's actual knowledge after Due Inquiry, any other Person party to such contract or agreement or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of and other event or condition, would become a material default or event of default by the company or, to either Seller's actual knowledge after Due Inquiry, any other Person party thereto.

        Section 3.8 Consents and Approvals; No Violations. Other than as set forth on Schedule 3.8 attached hereto, the execution and delivery of the Transaction Documents by each Seller which is a party thereto and the consummation by either Seller of the transactions contemplated thereby will not:
(1) violate any provision of the certificate of incorporation or bylaw's (or other organizational document) of the Company; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound; (3) require any Person to make or obtain any filing with or permit, consent or approval or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Franchise, permit, agreement, lease, franchise agreement, collective bargaining agreement or other agreement, instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets are bound.

        Section 3.9   Litigation.

               (a) Except as set forth on Schedule 3.9, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to either Seller's actual knowledge after Due Inquiry, any investigation by, any governmental or other instrumentality or agency, pending, or, to either Seller's actual knowledge after Due Inquiry threatened against or affecting the Company or any of its respective properties or rights. and neither Seller knows of any valid basis for any such action, proceeding or investigation.

               (b) The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

        Section 3.10  Taxes.

               (a) Tax Returns. The Company has, after taking into consideration applicable extensions, timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required by law to be filed by, or with respect to, the Company on or prior to the Closing Date. The Returns accurately reflect and will accurately reflect all material liability for Taxes of the Company for the periods covered thereby and all other information set forth on the Returns is complete and accurate in all material respects.

               (b) Payment of Taxes. (i) All Taxes and Tax liabilities of the Company for all taxable years or periods that end on or before the Closing Date have been timely paid in full on or prior to the Closing Date and (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, all Taxes and Tax liabilities with respect to the portion of such taxable year or period ending on and including the Closing Date (all taxable periods or portions thereof described in clause (i) and clause (ii) referred to as "Pre-Closing periods") have been timely paid in full on or prior to the Closing Date or are fully set forth on Schedule 3.10(b).

               (c) Other Tax Matters.

                      (i) The Company has not been the subject of an audit or other examination of Taxes by any taxing authority and, except as set forth on
Schedule 3.10(c)(i), the Company has not received any notices from any taxing authority relating to any issue which could affect the Tax liability of the Company.

                      (ii) Except as set forth on Schedule 3.10(c)(ii) attached hereto, none of the Sellers or the Company, as of the Closing Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company, (B) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company, or (C) is presently contesting the Tax liability of the Company before any court, tribunal or agency.

                      (iii) Except as set forth on Schedule 3.10(c)(iii) attached hereto, the Company has not been included in any "consolidated", "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                      (iv) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality, and the Company will not be required to include any item in income after the Closing Date for Tax purposes which has economically accrued prior to the Closing Date.

                      (v) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

                      (vi) All Taxes which the Company is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                      (vii) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (viii) Except as set forth on Schedule 3.10(c)(viii) attached hereto, there are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessors or Affiliates thereof and any other party (including the Sellers or the Company or any predecessors or Affiliates thereof) under which the Purchaser or the Company could be liable for any Taxes or other claims of any party.

                      (ix) No indebtedness of the Company consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code or otherwise bears interest that is not deductible for Federal income tax purposes.

                      (x) The Company has not received a written claim from any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                      (xi) The Company is not a party to any agreement that would require the Company or any of its Subsidiaries or any Affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 2806 and 4999 of the Code.

                      (xii) None of the transactions contemplated by this Agreement will result in the realization of any deferred income or gain that will be recognized by the Company after the Closing Date.

                      (xiii) The Company has made a valid S election under
Section 1361 of the Code. With respect to the Company, such election was initially made on September 1, 1993. The Sellers previously disclosed to the Purchaser that the Company made an S election under the Code, withdrew it on September 21, 1999, and subsequently had the S election reinstated on October 5, 1999. The Company has also made all such elections required under any analogous provisions of state or local law. The Company will continue to be a valid S corporation through the day immediately preceding the Closing Date.

        Section 3.11 Liabilities. Except as set forth on Schedule 3.11 attached hereto, the Company has no outstanding claims or liabilities, contingent or otherwise, except as set forth on the Financial Statements or referred to in the footnotes thereto or incurred subsequent to September 30, 2000 in the ordinary course of business consistent with past practices not involving borrowings by the Company. The Company does not have any outstanding Indebtedness.

        Section 3.12 Insurance. Set forth on Schedule 3.12 attached hereto is a complete list of insurance policies which the Company maintains with respect to its businesses, properties or employees. Such policies are in full force and effect (and will, after consummation of the transactions contemplated by the Transaction Documents, remain in full force and effect unless terminated at the election of the Purchaser), and all premiums due have been paid in full and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are, to either Seller's actual knowledge after Due

Inquiry adequate to insure fully against risks that, to either Seller's actual knowledge after Due Inquiry, should be insured against and, based on discussions with the insurance broker of the Company. Such policies are adequate to insure fully against risks customarily insured against and in amounts customarily covered by companies which are similarly situated to the Company. Since September 30, 2000, there has not been any material adverse change in the relationship of the Company with their respective insurers or in the premiums payable pursuant to such policies.

        Section 3.13  Intellectual Properties.

               (a) Schedule 3.13 attached hereto contains an accurate and complete list of all material Intellectual Property owned by, licensed to or used by the Company (other than "shrink-wrap" licenses related to "off-the-shelf" software) (collectively, the "Listed Intellectual Property"). The patents, registered copyrights, registered trademarks and service marks, and domain names included in the Listed Intellectual Property have been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office or a duly accredited and appropriate domain name registrar. the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Except as set forth on Schedule 3.13, true and complete copies of all license agreements to which reference is therein made have been delivered by the Sellers to the Purchaser.

               (b) Except as set forth on Schedule 3.13, the Company is not a party to any material license or agreement, whether as licensor, licensee, or otherwise with respect to any of the Intellectual Property. To the extent any Intellectual Property is used under license by the company, no notice of a material default has been sent or received by either Seller under any such license which remains uncured and the execution, delivery and performance of each Sellers' obligations hereunder will not result in such a default. Each such material license agreement is a legal, valid and binding obligation of the Company and, to either Seller's actual knowledge after Due Inquiry, the other Persons party thereto, enforceable in accordance with the terms thereof except as may be limited by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought at law or in equity).

               (c) Except as set forth on Schedule 3.13, the Company owns or is licensed to use, all of the Listed Intellectual Property, free and clear of any Liens, without obligation to pay any royalty or any other fees with respect thereto and the operation of its businesses requires no rights under Intellectual Property other than the Listed Intellectual Property. The operation of the Company's business and the Company's use of any Intellectual Property does not infringe, misuse, or misappropriate any Intellectual Property rights of any third party. No Listed Intellectual Property has been canceled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid.

               (d) Except as set forth on Schedule 3.13, since February 28, 1998, the Company has riot received any written notice from any third parry challenging the right of the Company to use any Intellectual Property. The Listed Intellectual Property constitutes ail the intellectual Property necessary to operate the business of the Company as of the Closing Date in the manner in which it was operated prior to the Closing Date. Immediately after the Closing

Date, the purchaser will have all Intellectual Property rights necessary to operate the business of the Company in the manner in which it was operated prior to the Closing Date.

               (e) Except as set forth on Schedule 3.13, since February 28, 1998, the Company has not made any claim in writing of a violation, infringement, misuse or misappropriation by any person of any of its rights to, or in connection with, any Intellectual Property, which claim is still pending.

               (f) Except as set forth on Schedule 3.13, there are no pending or, to either Seller's actual knowledge after Due Inquiry, threatened claims of a violation, infringement, misuse or misappropriation by the Company of any Intellectual Property, or of the invalidity of any patent or of the registration of a copyright, trademark, service mark, domain name, or trade name included in the Listed Intellectual Property.

               (g) Except as set forth on Schedule 3.13, there are no interferences or other contested proceedings either pending or, to either Seller's actual knowledge after Due Inquiry, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority relating to any pending application with respect to the Listed Intellectual Property.

        Section 3.14 Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company as being due to it as at the Closing Date (less the amount of any provision or reserve therefor made in accordance with GAAP consistent with past practice in the respective records and books of account of the Company) has been properly recorded and represents bona fide sales made in the ordinary course of business; to either Seller's actual knowledge after Due Inquiry. none of such accounts receivable or other debts are subject to any counterclaim or set-off except to the extent of any such provision or reserve. The reserve for doubtful accounts reflected in the Financial Statements has been established in accordance with GAAP consistent with past practice. Except as set forth on Schedule 3.14, there have been no material write-offs and no material adverse change since September 30, 2000 in the condition of accounts receivable or other debts due to the Company or the allowances with respect thereto from that reflected in the Financial Statements.

        Section 3.15 Employment Relations. Except as set forth on Schedule 3.15 attached hereto:

               (a) the Company is in substantial compliance with all federal, state or other domestic applicable laws, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

               (b) no unfair labor practice complaint against the Company, is pending or, to either Sellers actual knowledge after Due Inquiry, threatened before the National Labor Relations Board;

               (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to ether Seller's actual knowledge after Due Inquiry, threatened against or involving the Company;

               (d) to either Seller's actual knowledge after Due Inquiry, no collective bargaining or union representation question exists respecting the employees of the Company;

               (e) no material grievance which might have an adverse effect upon the Company or the conduct of its business, and no arbitration proceeding arising out of or under any collective bargaining agreement with respect to employees of the Company is pending and no claim therefor has been asserted;

               (f) no collective bargaining agreement is currently applicable to the Company or is being negotiated by the Company with respect to employees of any such entity;

               (g) none of the Company or either Seller has received any notice of the termination of employment from any employee of the Company nor any notification of intent to leave by any employee of the Company, in each case who receives total compensation (including salary and bonus) from the Company in excess of $50,000 per year;

               (h) there exists no written or oral employment, consulting, severance or indemnification agreements with respect to employees of the Company or any agreement that would give am Person the right to receive any payment from the Company as a result of this Agreement; and

               (i) the Company is in compliance with the requirements of the Federal Workers' Employment and Retraining Notification Act (hereinafter referred to as "WARN") and the Company, has no liabilities pursuant to WARN.

        Section 3.16  Employee Benefit Plans.

               (a) List of Plans. Set forth on Schedule 3.16(a) attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company (including, for this purpose and for the purpose of all of the representations in this Section 3.16, any predecessors to the Company and all employers (whether or not incorporated) that would be treated together with the Company and/or the Sellers as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of the Company and/or the Sellers being or having been a general partner of any such employer), since January 1, 1993 ("Employee Benefit Plans").

               (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation. ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. The Company has no commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401 (a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of an Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

               (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit Plan" (within the meaning of Section 3(2) of ERISA) subject to
Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

               (d) Liabilities. The Company does not maintain any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and the Company is not subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are Provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. The Company does not maintain any Employee Benefit Plan which is an employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

        The Company does not maintain any Employee Benefit Plan (whether qualified or nonqualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and the Company does not have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. The Company does not have any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to either Seller's actual knowledge after Due Inquiry, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

        The Company has not incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

        There are no actions, suits, claims or disputes pending, or, to either Seller's actual knowledge after Due Inquiry, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to either Seller's actual knowledge after Due Inquiry, threatened, anticipated, or expected to be asserted against the Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. To either Seller's actual knowledge after Due Inquiry, no Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

               (e) Contributions. Full payment has been timely made of all amounts which the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to either Seller's actual knowledge after Due Inquiry, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

               (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

               (g) Transactions. Neither the Company nor any of its directors, officers, employees or, to either Sellers actual knowledge after Due Inquiry, other persons who participate in the operation of any Employee Benefit Plan or related trust, or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty, or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

               (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 2806 of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar type payments or benefits.

               (i) Documents. The Sellers have delivered or caused to be delivered to the Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained Code with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

        Section 3.17 Permits. The Company has obtained and possesses all governmental licenses, permits, franchises and other authorizations (collectively, "Permits") of and has made all required registrations or filings with, any federal, state, local or foreign governmental authority related to the ownership of its properties or the operation of its assets and business as currently conducted all such Permits are in full force and effect. No proceedings against the Company are pending or, to either Seller's actual knowledge after Due Inquiry, threatened, seeking the revocation or the limitation of any Permits. Any applications for the renewal of any such Permits which were due prior to the Closing Date have been or will be timely filed prior to the Closing Date.

        Section 3.18 Interests in Clients. Suppliers etc. Except as set forth on
Schedule 3.18 attached hereto, none of the Company nor any of its Affiliates, directors, officers, or employees possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company. Ownership of two percent (2%) or less of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a financial interest for purposes of this Section 3.18.

        Section 3.19 Bank Accounts Powers of Attorney and Compensation of Employees. Set forth on Schedule 3.19 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto, (b) the names of all Persons, if any, holding powers of attorney from the Company and (c) the names of all persons whose total compensation (including salary and bonus) from the Company for the fiscal year ended on September 30, 2000 exceeded an annualized rate of $100,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

        Section 3.20 No Changes. Since September 30, 2000, except as set forth on Schedule 3.20 attached hereto, the Company has not:

               (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice:

               (b) permitted any of its assets to be subjected to any Lien (other than Permitted Liens);

               (c) sold, transferred or otherwise disposed of any assets except inventory in the ordinary course of business consistent with past practice;

               (d) made any capital expenditure or commitment therefor in an amount exceeding $40,000 in any single instance or $120,000 in the aggregate;

               (e) redeemed, purchased or otherwise acquired any shares of its capital stock;

               (f) issued any capital stock or granted or issued any options, warrants, rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to any of its capital stock;

               (g) made any bonus, pension, retirement or profit sharing distribution or payment of and kind except in the ordinary course of business consistent with past practice;

               (h) incurred any Indebtedness or made any loan to any Person;

               (i) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves;

               (j) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive or other employee, except in the ordinary course of business consistent with past practice;

               (k) canceled or waived any claims or rights of substantial value;

               (l) made any change in any method of accounting or auditing practice;

               (m) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business consistent with past practice;

               (n) made any payments to any Affiliate, except payments made in the ordinary course of business;

               (o) entered into any agreement with any Affiliate;

               (p) done anything which would be restricted by Section 7.2;

               (q) failed to maintain its corporate books and records in the ordinary course of business consistent with past practice; or

               (r) agreed, whether or not in writing, to do any of the foregoing.

        No fact or condition exists or is contemplated or threatened which might cause any change described in clauses (a)-(r) hereof in the future.

        Section 3.21 Compliance with Laws. The Company is in compliance with all material laws, regulations, orders, judgments and decrees applicable to such entity.

        Section 3.22 Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. All engagement letters from all professionals (including, without limitation, accountants, financial advisors and attorneys) utilized by the Company in connection with the transactions contemplated hereby provide that such Persons shall look only to the Company or the Sellers for payment of their fees and expenses; provided, that the Company shall bear no liability for such fees and expenses as of the Closing Date, and the Sellers will be solely responsible for the payment of all such fees and expenses on and after the Closing Date.

        Section 3.23 Environmental Laws and Regulations. Except as set forth on
Schedule 3.23:

               (a) During the period in which the Company has been in possession of Company Property, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on, any Company Property or, to either Seller's actual knowledge after Due Inquiry, any property adjoining, adjacent to or in the vicinity of any Company Property:

               (b) The Company is in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property;

               (c) There are no past, pending or threatened Environmental Claims against the Company or any Company Property;

               (d) There are no facts, circumstances. conditions or occurrences regarding the Company or any Company Proper, or, to either Seller's actual knowledge after Due Inquiry, any property adjoining or in the vicinity of any Company Property that could reasonably be anticipated (i) to form the basis of a Environmental Claim against the Company or any Company Property, or assets or
(ii) to cause such Company Property or assets to be subject to any material and non-customary restrictions on its conducting business, occupancy, use or transferability under any Environmental Law.

        During the period in which the Company has been in possession of Company Property, there have been no underground storage tanks located on any Company Property, or to either Seller's actual knowledge after Due Inquiry, on any property adjoining or adjacent to any Company Property.

        Section 3.24 Customers. None of the customers of the Company set forth on Schedule 3.24 has expressly informed (orally or in writing) either Seller or the Company that it intends to cease to do business with the Company, or materially alter the amount of business presently done with the Company. The Sellers make no representation and express no opinion regarding the effect an industry or general economic slowdown or recession might have on any customer's relationship with the Company.

        Section 3.25 Disclosure. None of this Agreement, any Schedule, Exhibit or certificate attached hereto or delivered pursuant to this Agreement or any other document or statement in which has been supplied by or on behalf of the Sellers or by directors or officers of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

        Section 3.26 Copies of Documents. The Sellers have caused to be made available for inspection and copying by the Purchaser and their advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule to this Agreement.

        Section 3.27 Inventory. The inventory of the Company consists of items which are good and merchantable, and are of a quality and quantity presently usable or salable in the ordinary course of business, except for items reserved against as obsolete or below standard quality in accordance with GAAP consistent with past practice. The value of all inventory items reflected on the books and records of the Company, including materials and supplies and work-in-process, have been recorded at the lower of cost or fair market value consistent with the accounting policies and practices of the Company. Since the September 30, 2000 Financial

Statements, the Company has not changed the method of valuing its inventory or computing the provisions for items that are obsolete or below standard quality. The Company has the type and quantities of inventories appropriate to conduct the operations of the Company as they have heretofore been conducted. No consignor has any rights or claims to any assets of the Company.

        Section 3.28 No Other Representations or Warranties. Except as expressly provided in this Agreement, the Sellers hereby disclaim the making of any representations or warranties. express or implied, regarding the Company. Purchaser acknowledges that, except as otherwise expressly provided in this ..Agreement: (i) the Sellers shall not incur any cost or liability with respect to the content or accuracy of any report, opinion or conclusion of any Person who has examined the Company: (ii) Purchaser is a Person experienced in acquisition transactions of the type contemplated in this Agreement and has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental and economic condition of the
Company: and (iii) Purchaser is not relying upon any representations or warranties made by the Sellers or anyone acting or claiming to act on the Sellers' behalf concerning the Company, except as provided in this Agreement. Purchaser further acknowledges that it has not received from the Sellers any accounting, tax, legal or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal and other advisors.

        Section 3.29 Disclosed Matters. If, prior to Closing, a material breach of the Sellers' representations and warranties pursuant to Article III is disclosed to the Purchaser by Sellers in writing, then Purchaser's sole and exclusive right under this Agreement, at its election, is either to (i) proceed with the Closing, the effect of which is to waive such breach of the representations and warranties and any right or claim arising therefrom; or (ii) terminate this Agreement.

                                    ARTICLE 4

                           REPRESENTATIONS OF MAGNOLIA

        Section 4. Representations of Magnolia. Magnolia represents and warrants to the Purchaser as follows:

        Section 4.1 Power and Authority. Magnolia has all limited liability company power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. Each of the Transaction Documents to which Magnolia is a party has been duly executed and delivered by Magnolia and, assuming due execution of such Transaction Document by the other parties thereto, constitutes the valid and binding obligation of Magnolia, enforceable against Magnolia in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

        Section 4.2 Ownership of Stock. Magnolia is the lawful owner, beneficially and of record, of the Stock opposite its name on Schedule 4.2 attached hereto, free and clear of all liens. Magnolia has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Stock owned by Magnolia pursuant to this Agreement, and the delivery to Purchaser of the Stock owned by Magnolia pursuant to the provisions of this Agreement will transfer to Purchaser good and marketable title thereto, free and clear of all Liens.

        Section 4.3 Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of Magnolia is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. All engagement letters from all professionals (including without limitation, accountants, financial advisors and attorneys) utilized by Magnolia in connection with the transactions contemplated hereby provide that such persons shall look only to Magnolia for payment of their fees and expenses.

        Section 4.4. Consents and Approvals; No Violations. Other than as set forth on Schedule 4.4 attached hereto, the execution and delivery of the Transaction Documents to which it is a party by Magnolia and the consummation by Magnolia of the transactions contemplated thereby will not: (1) violate any provision of the certificate of formation or limited liability Company's operating agreement (or other organizational document) of Magnolia; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Magnolia or by which any of its properties or assets may be bound; (3) require any Person to make or obtain any filing with or any permit, consent or approval or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Magnolia under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement, collective bargaining agreement or other agreement, instrument or obligation to which Magnolia is a party, or by which Magnolia or any of its properties or assets are bound.

                                    ARTICLE 5

                       REPRESENTATIONS OF HAWTHORNE TRUST

        Section 5. Representations of Hawthorne Trust. Hawthorne Trust represents and Warrants to the Purchaser as follows:

        Section 5.1 Power and Authority. Hawthorne Trust has full legal right, power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. Each of the Transaction Documents signed by Hawthorne Trust has been duly executed and delivered by Hawthorne Trust and, assuming due execution of such Transaction Document by the other parties thereto, constitutes the valid and binding obligation of Hawthorne Trust, enforceable against Hawthorne Trust in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). James E. Hawthorne is the duly appointed and presently acting trustee of Hawthorne Trust. Hawthorne Trust places no restrictions upon the trustee of said trust from entering into this transaction. Pursuant to the terms of Hawthorne Trust and all applicable laws, the trustee of Hawthorne Trust has all requisite power and authority to enter into this Agreement on behalf of such trust and to do any and all acts necessary to consummate the transactions contemplated hereby.

        Section 5.2 Ownership of Stock. Hawthorne Trust is the lawful owner; beneficially and of record of the Stock opposite its name on Schedule 5.2 attached hereto, free and clear of all Liens. Hawthorne Trust has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Stock owned by Hawthorne Trust pursuant to this Agreement, and the delivery to Purchaser of the Stock owned by Hawthorne Trust pursuant to the provisions of this Agreement will transfer to Purchaser good and marketable title thereto, free and clear of all Liens.

        Section 5.3 Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of Hawthorne Trust is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. All engagement letters from all professionals (including, without limitation, accountants, financial advisors and attorneys) utilized by Hawthorne Trust in connection with the transactions contemplated hereby provide that such Persons shall look only to Hawthorne Trust for payment of their fees and expenses.

        Section 5.4 Consents and Approvals: No Violations. Other than as set forth on Schedule 5.4 attached hereto, the execution and delivery of the Transaction Documents to which it is a party by Hawthorne Trust and the consummation by Hawthorne Trust of the transactions contemplated thereby will not: (1) violate or conflict with the terms of Hawthorne Trust; (2) require any approval (judicial or otherwise) other than that of the trustee of Hawthorne Trust, (3) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Hawthorne Trust or by which any of its properties or assets may be bound; (4) require any Person to make or obtain any filing with or any permit, consent or approval or give any notice to, any governmental or regulatory body, agency or authority; or (5) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Hawthorne Trust under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement, collective bargaining agreement or other agreement, instrument or obligation to which Hawthorne Trust is a party, or by which Hawthorne Trust or any of its properties or assets are bound.

                                    ARTICLE 6

                        REPRESENTATIONS OF THE PURCHASER

        Section 6. Representations of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

        Section 6.1 Existence and Good Standing: Power and Authority.

               (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Purchaser has the requisite corporate power and authority to own, lease, operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or license necessary except where the failure to be so duly qualified or licensed or in good standing could not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Purchaser.

               (b) The Purchaser has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no other action on the part of the Purchaser is necessary. Each Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser and, assuming due execution of each Transaction Document by the other parties thereto, constitutes the valid and binding obligation of the Purchaser and enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

        Section 6.2 No Conflicts. Except as set forth on Schedule 6.2, the execution and delivery by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated thereby will not (a) violate any provision of the articles of incorporation or the bylaws of the Purchaser; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Purchaser or by which its properties or assets may be bound; (c) require the Purchaser to make or obtain any filing with, or permit, consent or approval of, or give any notice to any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound.

        Section 6.3 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to the best knowledge of the Purchaser, any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its subsidiaries or any of their respective properties or rights which could reasonably be expected to prohibit or render illegal the transactions contemplated by this Agreement.

        Section 6.4 Broker's or Finder's Fees, etc. No agent, broker, person or firm acting on behalf of the Purchaser or any of its Subsidiaries is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

        Section 6.5 Operation of Business. After the Closing and until the determination of the Closing Date Working Capital, the Purchaser shall conduct the Company's business in accordance with past practices, and follow the accounting practices and policies followed by the Company prior to the Closing in order to insure an accurate comparison of Estimated Working Capital to Closing Date Working Capital.

        Section 6.6 No Other Representations or Warranties. Except as expressly provided in this Agreement, the Purchaser hereby disclaims the making of any other representations or warranties, express or implied. Each Seller acknowledges that such Seller has not received from the Purchaser any accounting, tax, legal or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal and other advisors.

                                    ARTICLE 7

                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING: REVIEW;
                                OTHER AGREEMENTS

        Section 7.1 Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the Closing Date, the Sellers shall, and shall cause the Company to, upon reasonable notice, afford the Purchaser, its financing sources, and their respective counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, employees, properties, books and records of the Company in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of such entity and all other information concerning its business, properties and personnel as the Purchaser may reasonably request. Such review shall not, however, affect the representations and warranties made by the Sellers in this Agreement or the remedies of the Purchaser for breaches of those representations and warranties. The Sellers agree to cause the Company and its respective officers, employees, counsel, accountants, consultants and other representatives to furnish such additional financial and operating data and other information and respond to such inquiries as the Purchaser, its financing sources, and their respective counsel, accountants, consultants and other authorized representatives, shall from time to time reasonably request.

        Section 7.2 Conduct of Business of the Company. Except as required or specifically contemplated by this Agreement, during the period from the date of this Agreement until the Closing, the Sellers shall cause the Company to conduct its operations according to its ordinary course of business, consistent with past practice and will cause the Company to use its commercially reasonable efforts to: (i) preserve intact its business organization; (ii) maintain its material rights; (iii) keep available the services of its officers and employees; and (iv) maintain satisfactory relationships with suppliers, distributors, customers, landlords, agents and others having business relationships with it. Without limiting the generality of and in addition to the foregoing, and except as otherwise required or specifically contemplated by this Agreement, prior to the time specified in the preceding sentence, the Sellers shall cause the Company, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), to not:

               (a) amend its certificate of incorporation or bylaws or other organizational documents in any way;

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options or otherwise) any stock of any class or any other securities;

               (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution or return any equity capital (in each case whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem, retire, purchase, or otherwise acquire for consideration, any of its securities;

               (d) (x) pledge or otherwise encumber shares of its capital stock;
(y) (A) incur, assume or prepay any Indebtedness; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person except its wholly owned subsidiaries or (C) make any loans, advances or capital contributions to, or investments in, any other Person; or (z) mortgage or pledge any of its assets or create or permit to exist any Lien thereupon that secures any Indebtedness;

               (e) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any of its employees, or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any such employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

               (f) transfer, sell, lease, license or dispose of any of its lines of business, divisions, operating units or facilities or enter into any material commitment or transaction:

               (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any, other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets in the ordinary course of business and consistent with past practice);

               (h) take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of any of its employees;

               (i) modify, amend or terminate any contract identified or which should have been identified on Schedules 3.6 or 3.7 or waive any of its material rights or claims;

               (j) effect any change in any of its methods of accounting, except as may be required by law or GAAP;

               (k) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Article III hereof to be untrue in any material respect as of the Closing Date;

               (l) execute any new lease or sublease for real property, or cancel, modify, terminate or amend any Lease;

               (m) enter into any agreement with any Affiliate; or

               (n) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

        Section 7.3 Commercially Reasonable Efforts. Subject to the terms and conditions provided herein, the Sellers and the Purchaser shall. and the Sellers shall cause the Company to cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company (including, without limitation, landlords) as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Articles IX and X hereof.

        Section 7.4 Exclusive Dealing. During the period commencing on the date of this Agreement and concluding on the earlier of (a) the Closing Date and (b) the date this Agreement is terminated in accordance with its terms, the Sellers shall not take (and the Sellers shall not authorize or permit the Company or its Affiliates, officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants, or other agents to so take) any action to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser (and its Affiliates and representatives), concerning any acquisition of the Company or any purchase of all or any part of the capital stock of the Company or any merger, sale of substantial assets or similar transaction involving the Company.

        Section 7.5 Purchase of Kinetics Common Stock.

               (a) Hawthorne Trust shall purchase, simultaneously with the Closing, from DB Capital Investors, L.P., a Delaware limited partnership, 133,333 shares of Kinetics Class A Common Stock and 1,200,000 shares of Kinetics Class B Common Stock for an aggregate purchase price of Four Million Dollars ($4,000,000).

               (b) Magnolia shall purchase, simultaneously with the Closing, from DB Capital Investors, L.P., a Delaware limited partnership, 400,000 shares of Kinetics Class A Common Stock and 3,600,000 shares of Kinetics Class B Common Stock for an aggregate purchase price of Twelve Million Dollars ($12,000,000).

                                    ARTICLE 8

                                   TAX MATTERS

        Section 8.1 Tax Returns.

               (a) The Sellers shall have the exclusive authority and obligation to prepare, execute on behalf of the Company and timely file, or cause to be prepared, executed and timely filed, all Returns of the Company that are due solely with respect to any Pre-Closing Period. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed in such Returns; provided, however, that such Returns shall be prepared by treating items thereon in a manner consistent with the past practices of the Company with respect to such items; and provided further, that (i) the Sellers shall provide the Purchaser with draft income tax returns for the Company at least twenty (20) days prior to the due date for filing such Returns, (ii) at least ten (10) days prior to the due date for the filing of such Returns the Purchaser shall notify the Sellers of the existence of any objection the Purchaser may have to any items set forth on such draft Returns, and (iii) if, after consulting in good faith, the Purchaser and the Sellers are unable to resolve such objection(s), such objection(s) shall be resolved by treating items on such Returns in a manner consistent with the past practices of the Company with respect to such items unless otherwise required by law.

               (b) Except as provided in Section 8.1 (a) above, the Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company relating to periods on or after the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed on such Returns.

        Section 8.2 Payment of Taxes.

               (a) The Sellers shall be responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of the Company for all Pre-Closing Periods.

               (b) All Taxes and Tax liabilities with respect to the income, property or operations of the Company that relate to the Overlap Period shall be apportioned between Pre-Closing Periods and periods after the Closing Date as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Company as though the taxable year of the Company terminated at the close of business on the Closing

Date. The Purchaser and the Sellers agree to the extent permitted by applicable law to elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company.

               (c) All transfer, sales and use, value added, registration, documentary, stamp and similar Taxes imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Sellers.

        Section 8.3 Amended Returns. Neither the Sellers nor the Company shall file or cause to be filed any amended Return or claims for refund without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

        Section 8.4 Prior Tax Agreements. The Company shall terminate or cause to be terminated any and all of the tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, on the Closing Date as between the Sellers or any predecessor or Affiliate thereof, on the one hand, and the Company, on the other hand, for all Taxes imposed by any government or taxing authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

        Section 8.5 Non-foreign Person Affidavit. The Sellers shall furnish to the Purchaser on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

        Section 8.6 Post-Closing Access and Cooperation. From and after the Closing Date, the Sellers agree and the Purchaser agrees to cause the Company, to afford the Purchaser (or the Purchaser's representative) or the Sellers, as the case may be, and upon reasonable notice and without undue interruption to the business of the Sellers or the Company, as the case may be. access during normal business hours to the books and records of the Sellers and the Company relating to the Company prior to the Closing Date for a period of seven (7) years following the Closing Date in connection with (i) preparation of the Returns specified in Section 8.1 above, (ii) evaluation of any claim for indemnification under Section 8.7 below, and (iii) investigation or contest of any inquiry, claim, assessment, audit or similar event. The Purchaser shall, from and after the Closing Date, preserve all books and records of the Company relaxing to the Company prior to the Closing Date for such seven (7) year period, and, thereafter, not destroy or dispose of or allow the destruction or disposition of such books and records without first having offered to deliver such books and records to the Sellers at the Sellers' expense. If the Sellers fail to request such books and records within ninety (90) days after receipt of the notice described in the preceding sentence, the Purchaser may dispose of such books and records.

        Section 8.7 Tax Indemnification. Notwithstanding any provision to the contrary contained in this Agreement, the Sellers, severally, agree to indemnify, defend and hold harmless each Purchaser Indemnitee and its successors on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.10 of this Agreement to be true and correct as of the Closing Date; (ii) all Taxes imposed on the Company, or for which the

Company may be liable, as a result of any transaction contemplated by this Agreement; (iii) all taxes imposed for the Overlap Period for which the Sellers are liable pursuant to Section 8.2(b) hereof; (iv) all Taxes imposed on the Sellers or any Person (other than the Company) in which any of the Sellers or any of their respective Affiliates has or had at any time a direct or indirect majority equity interest for any taxable year or other taxable period; and (v) all Taxes imposed on or asserted against the properties, income or operations of the Company, or for which the Company may otherwise be liable, for all Pre-Closing Periods; it being understood that, with respect to any obligation of the Sellers pursuant to this Section 8.7, such obligation with respect to each Seller shall be limited to such Seller's Remedy Percentage. A Purchaser Indemnitee shall promptly give the Sellers written notice of all Taxes, losses, claims and expenses which such Purchaser Indemnitee has reasonably determined may give rise to a right of indemnification under this Section 8.7, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Sellers to reasonably determine the amount of such required indemnification.

        Section 8.8 Tax Controversies. Notwithstanding any other provision of this Agreement regarding third party claims to the contrary, this Section 8.8 shall solely control the procedures with respect to inquiries, claims, assessments, audits or similar events with respect to Taxes of the Company (a "Tax Matter"). The Purchaser shall promptly notify the Sellers upon receipt by the Purchaser of written notice of any Tax Matter relating to Pre-Closing Periods for which the Sellers may be liable under this Agreement. The Purchaser shall have the authority to represent the interests of the Company with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notices of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that the Purchaser shall not enter into any settlement or otherwise compromise any Tax Matter that affects the Tax liability of the Sellers or the Company for any taxable period ending prior to or ending on and including the Closing Date without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed. The Purchaser shall keep the Sellers fully and timely informed with respect to the commencement, status and nature of any Tax Matter.

                                    ARTICLE 9

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        Section 9. Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase the Stock on the Closing Date is subject to the satisfaction, at or prior to the Closing, of the following conditions:

        Section 9.1 Truth of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement and on the Schedules shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have received a certificate signed by each Seller, dated the Closing Date, to such effect.

        Section 9.2 Performance of Agreements. All of the agreements of the Sellers to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser shall have received a certificate signed by each Seller, dated the Closing Date, to such effect.

        Section 9.3 No Material Adverse Change. Since September 30, 2000, there shall have been no material adverse change in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise), prospects, customer relationships or supplier relation ships of the Company and the Purchaser shall have received a certificate duly executed by each Seller, dated the Closing Date, to such effect.

        Section 9.4 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have received a certificate signed by each Seller, dated the Closing Date, to such effect.

        Section 9.5 Good Standing and Other Certificates. The Sellers shall have delivered to the Purchaser (a) copies of the certificate of incorporation or other organizational documents of the Company, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of organization, (b) certificates from the Secretary of State or other appropriate official of the relevant jurisdiction of organization of the Company to the effect that such entity, is in good standing or subsisting in such jurisdiction and listing all charter documents on file, (c) certificates from the Secretary of State or other appropriate official in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of its business makes qualification to do business necessary, to the effect that the Company is in good standing in such jurisdictions, (d) a certificate as to the tax status of the Company from the appropriate officials in the jurisdiction of incorporation of such entity, and
(e) a copy of the By-Laws of the Company, certified by the Secretary of such entity as being true and correct and in effect on the Closing Date.

        Section 9.6 Approvals and Consents. All other governmental and third-party consents, waivers and approvals, if any, disclosed on any Schedule or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received without the incurrence of any obligation or any payment by the Company in connection with obtaining such consent, waiver or approval.

        Section 9.7 Resignation of Directors. Each of David Shimmon, James E. Hawthorne, and Carter Wicks shall have resigned from his position as a director of the Company effective on the Closing Date.

        Section 9.8 Opinion of the Sellers' Counsel. Magnolia shall have furnished the Purchaser with an opinion of Doty Sundheim & Gilmore, a professional corporation, and Hawthorne Trust shall have furnished the Purchaser with an opinion of Farella, Braun & Martel, LLP and Ahrens & DeAngeli, p.l.l.c., with respect to the transactions contemplated hereby, dated the Closing Date, substantially in the form attached hereto as Exhibit D.

        Section 9.9 Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

        Section 9.10 Transaction Documents. Each Transaction Document shall have been duly executed and delivered by the Sellers party thereto.

        Section 9.11 Seller Non-Compete Agreement. The Seller Non-Compete Agreement shall have been duly executed and delivered by James E. Hawthorne.

                                   ARTICLE 10

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

        Section 10. Conditions to the Obligations of the Sellers. The obligation of the Sellers to sell the Stock on the Closing Date is subject to satisfaction, at or prior to such date, of the following conditions:

        Section 10.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Sellers shall have received a certificate signed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

        Section 10.2 Performance of Agreements. All of the agreements of the Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Sellers shall have received a certificate signed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

        Section 10.3 Approvals and Consents. All other governmental and third-party consents, waivers and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received without the incurrence of any obligation or any payment by the Company in connection with obtaining such consent, waiver or approval.

        Section 10.4 Opinion of the Purchaser's Counsel. The Purchaser shall have furnished the Sellers with an opinion of White & Case LLP with respect to the transactions contemplated hereby, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

                                   ARTICLE 11

                  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION

        Section 11.1 Survival of Representations.

               (a) Except as set forth in paragraph (b) below, the representations and warranties of the Sellers and the Purchaser contained in this Agreement, the Schedules hereto or in any certificate delivered pursuant hereto shall survive the purchase and sale of the Stock pursuant to this Agreement for a period of twelve (12) months after the Closing Date, Covenants shall survive in accordance with their respective terms.

               (b) The representations and warranties contained in Sections 3.1, 3.2, 3.22, 4.1, 4.2, 4.3, 5.1, 5.2, 5.3, 6.1 and 6.4 shall survive indefinitely.
The representations and warranties contained in Sections 3.10, 3.16 and 3.23 shall survive until sixty (60) days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

        Section 11.2 General Indemnification.

               (a) Subject to the limitations contained in Section 11.2(c) the Sellers, severally, agree to indemnify, defend and hold the Purchaser, its Affiliates and their respective Subsidiaries, officers, directors, employees, and agents (each, a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees") harmless on an after-tax basis from any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") suffered, incurred or paid as a result of (i) any breach by any of the Sellers of any of their covenants or agreements contained in this Agreement,
(ii) the failure of any representation or warranty (other than a breach of Section 3.10 with respect to Taxes which shall be governed by Section 8.7) made by any of the Sellers in this Agreement to be true and correct in all respects as of the Closing Date, or (iii) the payment of any and all stay bonuses to any employee of the Company (including, without limitation, to David Hannigan, Mike Bower, Roger Chase and Sandra Lembke) granted on or prior to the Closing Date: it being understood that, with respect to any obligation of the Sellers pursuant to this Section 11.2 (other than with respect to any representation or warranty contained in Article IV with respect to Magnolia or Article V with respect to Hawthorne Trust, or any agreement or covenant which relates to one Seller only), such obligation with respect to each Seller shall be limited to such Seller's Remedy Percentage.

               (b) Purchaser will indemnify, defend and hold the Sellers and their respective affiliates. Subsidiaries. officers, directors, employees, and agents (each, a "Seller Indemnitee" and collectively, the "Seller Indemnitees") harmless on an after-tax basis from any Losses suffered, incurred or paid as a result of (i) any breach by Purchaser of any of its covenants or agreements contained in this Agreement or (ii) the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the Closing Date.

               (c) Notwithstanding the provisions contained in Section 11.2(a),
(i) the Sellers shall be required to indemnify, defend and hold harmless each Purchaser Indemnitee under Section 11.2(a)(ii) only if the aggregate amount of all Losses for which all Purchaser Indemnitees are otherwise entitled to seek indemnification under Section 11.E(a)(11) exceeds One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), whereupon such Losses shall be indemnified pursuant to Section 11.2(a)(ii), including, for greater certainty, the Basket Amount, and (ii) the maximum aggregate indemnification liability of the Sellers to all Purchaser Indemnitees under Section 11.2(a)(ii) shall not exceed Two Million Seven Hundred Thousand Dollars ($2,700,000); provided, however, that the limitation on indemnification contained in this

Section 11.2(c) shall not apply to Losses which arise from (A) a breach of representations or warranties contained in Sections 3.1. 3.2, 3.10, 3.16, 3.22, 3.23, 4.1, 4.2, 4.3, 5.1, 5.2, 5.3 and the last sentence of Section 3.11 and (B)
the occurrence of any events referenced in Section 11.2(a)(iii).

               (d) The obligations to indemnify and hold harmless pursuant to
Section 11.2(a) shall survive the consummation of the transactions contemplated hereby for the relevant periods set forth in Section 11.1, except for claims for indemnification asserted prior to the end of such periods, which claims and the corresponding indemnity obligations shall survive until final resolution thereof.

        Section 11.3  Indemnification Procedure.

               (a) Within a reasonable period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 11.2 hereof (an "Indemnified Party"), including, without limitation, any claim by a third party described in Section 11.5, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the "Indemnifying Party") a certificate in the form of Exhibit F (the "Certificate"), which Certificate shall:

                      (i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

                      (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder, and

                      (iii) be delivered to the Indemnified Party and, if applicable, the Escrow Agent.

               (b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within ten (10) days after receipt by the Indemnifying Pam, of such Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt of such notice (determined in accordance with Section 13.5), attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction; provided, that the parties shall first submit such dispute to a mutually agreed upon mediation service for a period of no longer than sixty (60) days. Should such dispute eventually be submitted to a court of competent jurisdiction, the party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant's fees or expenses by the other party.

               (c) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within ten (10) days after receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in paragraph (b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in paragraph (b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in
Section 11.5, are hereinafter referred to, collectively, as "Agreed Claims". Within ten (10) days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party (except in the case where a payment has been already effected pursuant to the Escrow Agreement for such Agreed Claims) an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

        Section 11.4 Third Party Claims. If a claim by a third party is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the Indemnifying Party and, if applicable, the Escrow Agent of such claims; provided that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the parties agree, reasonably and in good faith, that such third party claim would give rise to Losses which are more than twice the amount indemnifiable by such Indemnifying Party pursuant to this Article XI;
(ii) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation: (iii) the claim seeks an injunction or equitable relief against the Indemnified Party;
(iv) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (v) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action o: claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified

Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, but subject to Section 8.3 hereof, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article XI and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding any of the foregoing, in the event that the Indemnified Party is a Purchaser Indemnitee and it is reasonably foreseeable that the amount of any Loss to be incurred by the Indemnified Party with respect to any third party claim is more than twice the amount indemnifiable by any Indemnifying Party, the Indemnified Party shall be entitled to conduct and control the defense and/or settlement of any such claim without the consent of the Indemnifying Party. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

                                   ARTICLE 12

                           TERMINATION AND ABANDONMENT

        Section 12.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

               (a) by mutual consent of the Sellers and the Purchaser;

               (b) by the Sellers or by the Purchaser if the Closing shall not have occurred by March 31, 2001; provided that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose failure to fulfill any covenant, obligation or agreement under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

               (c) (i) by the Sellers, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of the Purchaser or (ii) by the Purchaser, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of either Seller, provided that any such breach of a covenant or representation or warranty has not been cured within ten (10) business days following receipt by the breaching party of written notice of such breach; and

               (d) by the Sellers or by the Purchaser, if any law or regulation of any competent authority shall be enacted that renders illegal or otherwise permanently prohibits consummation of the transactions contemplated hereby or, if any judgment, injunction, order or decree of any competent authority that renders illegal or otherwise permanently prohibits the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

               (e) If any party becomes aware of facts or circumstances that would entitle such party to terminate this Agreement pursuant to this Section 12.1, such party shall immediately notify the other parties of such facts and circumstances. Notwithstanding any other provisions of this Agreement, if rectifiable, such notified party shall have five (5) business days in which to rectify such facts or circumstances and the notifying party shall not be entitled to terminate this Agreement if such facts or circumstances are so rectified.

        Section 12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1 by the Purchaser, on the one hand, or the Sellers, on the other hand, Written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and, subject to the immediately succeeding sentence, there shall be no liability hereunder on the part of the Purchaser or either Seller, except that the provisions of Sections 13.1, 13.2, 13.4, 13.5, 13.12 and 13.13 shall survive any termination of this Agreement. Nothing in this Section 12.2 shall relieve any party of liability for breach of this Agreement; provided, however, that neither the Purchaser nor any of the Sellers shall be entitled to claim, and each hereby expressly waives any right to, any consequential, punitive or other special damages.

                                   ARTICLE 13

                                  MISCELLANEOUS

        Section 13.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors; provided that the Company may pay all the fees and expenses of Sellers' counsel and financial advisors, but only in the event that all liabilities with respect to such fees and expenses are paid in full prior to the Closing Date.

        Section 13.2 Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed solely within such State.

        Section 13.3 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 13.4 Publicity. None of the parties hereto shall, and the Sellers shall not authorize or permit the Company to, issue any press releases nor (except for such disclosure to such party's parent, as applicable, or officers, attorneys, consultants, accountants and other agents who are involved in the transactions contemplated hereby) otherwise disclose any details of the transactions contemplated hereby without all of the other parties' prior written consent, except as may be required by law. Except as set forth in the immediately preceding sentence, none of the parties will notify its employees (except to the extent reasonably necessary to enable those employees to assist the parties in the performance of their obligations hereunder) or the media prior to the joint approval of a press release on a mutually agreed upon date of any details of this contemplated transaction. To the extent that any such disclosure is required by law, the disclosing party will provide the other party with written notice of such required disclosure no less than three (3) business days prior to such disclosure and the other party will review and approve the proposed disclosure, which approval will not be unreasonably withheld.

        Section 13.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered by hand, (ii) when transmitted by telecopier (with confirmation), provided that a copy is sent at about the same time by registered mail, return receipt requested, (iii) one business day after mailed, if sent by Express Mail, Fed Ex, or other nationally recognized express delivery service, or (iv) three days after mailed, if sent by registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

        If to the Purchaser, to:

                      Kinetics Electronics Management, Inc.
                      2805 Mission College Blvd.
                      Santa Clara, CA 95054
                      Fax: (408) 567-0196
                      Attention: General Counsel

        with copies to (which shall not constitute notice):

                      DB Capital Partners, Inc.
                      One Market Plaza
                      Steuart Tower, Suite 2400
                      San Francisco, CA 94105
                      Fax: (415) 217-4288
                      Attention: Jeff Ott
                                 Steven Dollinger

                      and

                      Behrman Capital
                      Four Embarcadero Center, Suite 3640
                      San Francisco, CA 94111
                      Fax: (415) 434-7310
                      Attention: Greg Chiate
        if to Magnolia, to:
                      Magnolia Tree, LLC
                      13463 Mandoli Drive
                      Los Altos Hills, CA 94022
                      Attention: David Shimmon

        with a copy to (which shall not constitute notice):

                      Doty Sundheim & Gilmore
                      260 Sheridan Avenue, Suite 200
                      Palo Alto, CA 94306
                      Fax: (650) 327-0101
                      Attention: Rodney C. Gilmore, Esq.

        if to Hawthorne Trust, to

                      James E. Hawthorne, as Trustee of the
                      James and Roberta Hawthorne Family
                      Trust U/T/A dated August 31, 1999
                      620 Price Avenue
                      Redwood City, CA 94063
                      Fax: (650) 364-4138

        with a copy to (which shall not constitute notice):

                      Farella Braun & Martel
                      Russ Building, 30th Floor
                      235 Montgomery Street
                      San Francisco, CA 94104
                      Fax: (415) 954-4480
                      Attention: Matthew Lewis, Esq.

        or to such other Person as shall be designated in writing by any such party.

        Section 13.6 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, provided that the Purchaser may, at any time, assign its rights under this Agreement to any of its Affiliates, and am such Affiliate shall thereupon assume all of the Purchaser's obligations hereunder, so long as the Purchaser remains primarily liable for its obligations hereunder and, provided, further, that the Purchaser may, at any time, and without the prior consent of any other party hereto, assign its rights under this Agreement to its and its Subsidiaries' financing sources by way of security, to any Person appointed to enforce such security or any Person in connection with such enforcement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

        Section 13.7 Counterparts. This Agreement may be executed in two or more counterparts. all of which taken together shall constitute one instrument.

        Section 13.8 Entire Agreement. This Agreement, including the other documents entered into in connection herewith and all Schedules attached hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 13.9 Amendments. This Agreement may not be changed, amended, waived, or modified orally, but only by an agreement in writing signed by the Purchaser and the Sellers.

        Section 13.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

        Section 13.11 Third Party Beneficiaries. Except as expressly provided in
Section 11.2, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

        Section 13.12 Submission to Jurisdiction; Waiver of Jury Trial. The Sellers and the Purchaser hereby submit to the jurisdiction of the State and Federal courts located within the State of California for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Sellers and the Purchaser irrevocably waive, to the fullest extent permitted by law, any objection which he/it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE SELLERS AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PURCHASER OR ANY SELLER.

        Section 13.13 Schedules. Any cross-reference in a Schedule attached hereto to another Schedule attached hereto shall be deemed to incorporate any matter set forth in such other Schedule to the extent such matter relates on its face to such cross-referenced matter.

        Section 13.14 Gender. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context so requires.

        Section 13.15 Attorneys' Fees. If any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such proceeding. This amount shall be determined by the court, arbitrator or other applicable person in such proceeding or in a separate action brought for that purpose.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and near first above written.


                                        KINETICS ELECTRONICS MANAGEMENT, INC.


                                        By:   /s/ John Ferron
                                           -------------------------------------
                                                Name:  John Ferron
                                                Title:  Chief Financial Officer

                                        MAGNOLIA TREE, LLC


                                        By:   /s/ David J. Shimmon
                                           -------------------------------------
                                                Name: David J. Shimmon
                                                Title:  Manager


                                        JAMES E. HAWTHORNE, AS TRUSTEE OF THE
                                        JAMES AND ROBERTA HAWTHORNE FAMILY TRUST
                                        U/T/A DATED AUGUST 31, 1999


                                        By:   /s/ James E. Hawthorne
                                           -------------------------------------
                                                Name:  James E. Hawthorne
                                                Title:  Trustee

                                    EXHIBITS

Exhibit A      Escrow Agreement
Exhibit B      Seller Non-Compete Agreement
Exhibit C      Stock Repurchase and Earnout Agreement
Exhibit D      Opinion Letters of Sellers' Counsel
Exhibit E      Opinion Letter of Purchaser's Counsel
Exhibit F      Certificate


                                    SCHEDULES

Schedule 3.2               Ownership Interests in Other Persons
Schedule 3.6               Leases and Owned Real Property
Schedule 3.7               Material Contracts
Schedule 3.8               Consents and Approvals; Violations
Schedule 3.9               Litigation
Schedule 3.10(b)           Payment of Taxes
Schedule 3.10(c)(i)        Audits/Examinations
Schedule 3.10(c)(ii)       Other Tax Matters
Schedule 3.10(c)(iii)      Consolidated, Unitary or Combined Returns
Schedule 3.10(c)(viii)     Tax Sharing, Allocation, Indemnification or Similar
                              Agreements
Schedule 3.11              Liabilities
Schedule 3.12              Insurance
Schedule 3.13              Intellectual Properties
Schedule 3.14              Accounts Receivable, Material Write-offs/Material
                              Adverse Change
Schedule 3.15              Employment Relations
Schedule 3.16(a)           Employee Benefit Plans
Schedule 3.18              Interests in Clients/Suppliers
Schedule 3.19              Bank Accounts, Powers of Attorney and Compensation of
                              Employees
Schedule 3.20              Changes
Schedule 3.23              Environmental Laws and Regulations
Schedule 3.24              Customers
Schedule 4.2               Ownership of Stock
Schedule 4.4               Violations
Schedule 5.2               Ownership of Stock
Schedule 5.4               Violations
Schedule 6.2               Conflicts

                                    Exhibit A

        See Escrow Agreement Attached

                                ESCROW AGREEMENT



        This ESCROW AGREEMENT is dated as of February 28, 2001 (this "AGREEMENT"), by and among Kinetics Electronics Management, Inc., a California corporation (the "PURCHASER"), Magnolia Tree, LLC, a Delaware limited liability company ("MAGNOLIA"), James E. Hawthorne, as trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999, ("HAWTHORNE TRUST" and, collectively and together with Magnolia, the "SELLERS" and each, a "SELLER") and Chase Manhattan Trust Company, National Association (the "ESCROW AGENT").

                              W I T N E S S E T H:

        WHEREAS, as of the date hereof, the Purchaser has acquired control of Marchi Associates, Inc. (d/b/a Marchi Systems, Inc.), a California corporation, pursuant to a Stock Purchase Agreement, dated as of the date hereof, by and among the Purchaser, Magnolia and Hawthorne Trust (the "STOCK PURCHASE AGREEMENT");

        WHEREAS, the Stock Purchase Agreement contains (i) certain representations, warranties, covenants and agreements on the part of the Sellers and certain rights on the part of the Purchaser to be indemnified with respect to a breach thereof, and (ii) a purchase price adjustment mechanism;

        WHEREAS, the Stock Purchase Agreement provides that the Sellers shall deposit into escrow with the Escrow Agent an amount equal to the Escrow Amount, to (i) secure the obligations of the Sellers to indemnify and hold the Purchaser harmless from and against certain Taxes described in Section 8.7 and certain Losses described in Section 11.2 of the Stock Purchase Agreement with respect to any breach by either Seller of any of their respective covenants or agreements or the failure of any representation or warranty of either Seller contained in the Stock Purchase Agreement, and (ii) satisfy the obligations of the Sellers, if any, which may arise upon determination of the Closing Date Working Capital pursuant to Section 2.3(c)(i) of the Stock Purchase Agreement; and

        WHEREAS, the parties hereto have agreed upon and wish to set forth herein the terms and conditions of this Agreement with respect to the Escrow Fund (as defined herein) to be held by the Escrow Agent.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, each Seller, and the Escrow Agent hereby covenant and agree as follows:

        1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

        2. Escrow Agent. The Purchaser and the Sellers hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement. The Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and provisions of this Agreement.

        3. Escrow Fund. Pursuant to Section 2.2(b) of the Stock Purchase Agreement, the Sellers hereby deposit into escrow with the Escrow Agent the Escrow Shares (such shares, collectively and together with any distributions thereon, the "ESCROW FUND"). Upon such deposit, all certificates representing such shares of Kinetics Class A Common Stock and Kinetics Class B Common Stock shall be accompanied by stock powers duly executed in blank by the appropriate Seller. For all purposes of determining the value of all or any portion of the Escrow Fund, each share of Kinetics Class A Common Stock and Kinetics Class B Common Stock shall be valued at $3.00. All shares of Kinetics Class A Common Stock and Kinetics Class B Common Stock held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held.

        4. Liabilities Secured by Escrow Fund. The Escrow Fund shall, subject to the terms and conditions of this Agreement, be held as security for the obligations of the Sellers (i) to indemnify and hold the Purchaser harmless against and in respect of which the Purchaser is indemnified under the provisions of Section 8.7 or, as the case may be, 11.2 of the Stock Purchase Agreement and (ii) which may arise upon determination of the Closing Date Working Capital pursuant to Section 2.3(c)(i) of the Stock Purchase Agreement.

        5. Claims.

        (a) If (i) at any time or from time to time prior to the Termination Date (as defined in Section 7 hereof) the Purchaser determines that it has a claim for Taxes or Losses against the Escrow Fund in respect of the indemnification obligations of either Seller set forth in Section 8.7 or, as the case may be, 11.2 of the Stock Purchase Agreement with respect to the breach by either Seller of any of their respective covenants or agreements or the failure of any representation or warranty of either Seller contained in the Stock Purchase Agreement, or (ii) pursuant to Section 2.3(c)(i) of the Stock Purchase Agreement, the Closing Date Working Capital is less than the amount of the Estimated Working Capital, the Purchaser shall deliver to the Escrow Agent a certificate (the "CERTIFICATE"), which Certificate shall:

                      (x) in the case of Section 5(a)(i) above, be the
               Certificate described in Section 11.3 of the Stock Purchase Agreement; or

                      (y) in the case of Section 5(a)(ii) above, (A) state the
               amount by which the Closing Date Working Capital amount is less than the Estimated Working Capital amount and be substantially in the form attached hereto as Schedule 1, and (B) include the statement of Closing Date Working Capital or, as the case may be, the documentation reflecting the final decision of the Arbitrator pursuant to Section 2.3(b)(ii)(y) of the Stock Purchase Agreement;

and shall be sent by certified mail, postage prepaid, with a copy of such certificate to both Sellers and shall state the date on which it was sent to each Seller.

        (b) If, within ten (10) business days after receiving the applicable certificate described in either of clause (x) or clause (y) of Section 5(a) above (such certificate being referred to, for purposes of this Section 5(b) and Section 5(c), as the "CLAIM CERTIFICATE"), the Purchaser and the Escrow Agent shall not have received from the Sellers a written statement denying the existence of all or any part of the Taxes, Losses or, as the case may be, the amount described in such Claim Certificate (such amount, the "CLAIMED AMOUNT"), then the Purchaser may instruct the Escrow Agent in writing to deliver to the Purchaser so much of the Escrow Fund as may be available and as may be necessary in order to pay the Claimed Amount in full, and the Escrow Agent shall promptly follow such instructions. If within ten (10) business days after the sending of the Claim Certificate, the Purchaser and the Escrow Agent shall have received from either Seller a written statement denying all or a portion of the Claimed Amount, then the Purchaser may order the Escrow Agent in writing to deliver to the Purchaser so much of the Escrow Fund as may be available and as may be necessary to pay any portion of the Claimed Amount that is not disputed, and the Escrow Agent shall promptly follow such instructions.

        (c) If the Purchaser has not delivered to the Escrow Agent a Claim Certificate (and no Claim Certificates are pending) on or prior to the Termination Date (as defined below), then the Escrow Agent shall automatically and without further instructions from the Sellers or the Purchaser promptly release the remaining Escrow Shares to the Sellers.

        6. Resolution of Losses and Contribution Claims in Dispute. In the event that a Seller denies all or a portion of (i) any Taxes or Losses described in
Section 8.7 or, as the case may be, 11.2 of the Stock Purchase Agreement within the time and in the manner specified in Section 5 hereof, the portion of such Taxes or, as the case may be, Losses in dispute shall be resolved as provided in
Section 11.3(b) of the Stock Purchase Agreement or (ii) the amount by which the Estimated Working Capital exceeds the Closing Date Working Capital, the amount in dispute shall be resolved as provided in Section 2.3(b) of the Stock Purchase Agreement. If the Purchaser and the Sellers reach agreement on the disputed portion of the Taxes, losses or, as the case may be, Claimed Amount, the Purchaser and the Sellers shall jointly notify the Escrow Agent thereof and instruct the Escrow Agent in writing to deliver to the Purchaser so much of the Escrow Fund as may be available and as may be necessary to pay the amount of such Taxes, Losses or, as the case may be, Claimed Amount or portion thereof that the Purchaser and the Sellers agreed to be justified, and the Escrow Agent shall promptly follow such instructions. If, in the case of clause (i) of this
Section 6, a court determines by final, non-appealable judgment or non-appealable order that all or a portion of such Taxes or, as the case may be, Losses are payable to the Purchaser pursuant to the terms of the Stock Purchase Agreement, the Purchaser may notify the Escrow Agent thereof, with a certified copy of such judgment or order and a certificate from the Purchaser that such judgment or order is final and non-appealable, and may instruct the Escrow Agent in writing to deliver to the Purchaser so much of the Escrow Fund as may be available and as may be necessary to pay the amount of such Taxes or, as the case may be, Losses or portion thereof that such court decided to be justified and the Escrow Agent shall promptly follow such instructions.

        7. Release of Escrow Amount: Termination.

        (a) On the date upon which the Sellers satisfy their obligations, if any, pursuant to Section 2.3(c)(i) of the Stock Purchase Agreement (such date being, the "INITIAL

ESCROW FUND RELEASE DATE"), the Escrow Agent shall release the remaining Working Capital Escrow Shares to the Sellers as follows:

                      (i) the remaining Magnolia Working Capital Escrow Shares
               to Magnolia; and

                      (ii) the remaining Hawthorne Working Capital Escrow Shares to Hawthorne Trust.

        (b) Following the Initial Escrow Fund Release Date and upon the earlier to occur of (i) the date that is twelve (12) months after the date hereof (the "TERMINATION DATE") and (ii) termination of this Agreement pursuant to Section 10 hereof, the Escrow Agent shall transfer, assign, deliver and pay over to Magnolia and Hawthorne Trust the remaining Magnolia Indemnity Escrow Shares and Hawthorne Indemnity Escrow Shares, respectively, remaining in the Escrow Fund. In the event that, on the Termination Date, there are claims for Taxes or, as the case may be, Losses outstanding which have not been satisfied in full during such period because such claims for Taxes or, as the case may be, Losses are in dispute pursuant to Sections 5 or, as the case may be, 6 hereof, then the Escrow Agent shall retain an amount sufficient to satisfy any such Taxes or, as the case may be, Losses in full and shall transfer the balance of the Escrow Fund to the Sellers.

        8. Fees and Expenses. Each of the Purchaser and the Sellers agree to pay the Escrow Agent 50% of the fees set forth on Schedule 2 hereto (incorporated herein by reference). Each of the Purchaser and the Sellers further agree to reimburse the Escrow Agent an amount equal to 50% of any expenses, including reasonable counsel fees and expenses which it may incur in acting hereunder, and the Escrow Agent's claim therefor shall constitute a first lien against the Escrow Fund.

        9. Responsibilities of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to such Escrow Agent's rights, duties, liabilities and immunities:

        (a) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatsoever for the sufficiency of any amount deposited with it. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no further duties or responsibilities shall be implied. Except for the defined terms in the Stock Purchase Agreement, the Escrow Agent shall have not have any liability under, nor duty to inquire into the terms and provisions of any agreements or instructions, other than outlined in this Agreement.

        (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

        (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith, except for fraud, gross negligence, willful misconduct or for any action taken or omitted in bad faith that a court of competent jurisdiction determines was the primary cause of a loss to the Purchaser or the Sellers. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by both parties hereto. The Purchaser and the Sellers, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, losses, damages, fines, suits, actions, demands, penalties, costs and expenses, including out-of-pocket, incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim ("DAMAGES") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or direction upon which the Escrow Agent is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, the Purchaser and the Sellers, jointly and severally, also covenant and agree to indemnify and hold the Indemnitees and each of them harmless from and against any Damages that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Agreement, provided the Escrow Agent has not acted with fraud, gross negligence or bad faith or engaged in willful misconduct. The provisions of this Section 9(c) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

        (d) In the administration of this Agreement and the Escrow Fund hereunder, the Escrow Agent may consult with counsel or accountants to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel or accountant.

        (e) The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in writing received by it.

        (f) The Escrow Agent may resign at any time by giving written notice thereof to the Purchaser and the Sellers, but such resignation shall not become effective until a successor Escrow Agent mutually agreed to by the Purchaser and the Sellers shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may, at the joint and several expense of the Purchaser and the Sellers, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall have the right to withhold an amount from the Escrow Fund equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow

Agent in connection with the appointment of a successor Escrow Agent. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Agreement without further act.

        10. Amendment and Termination. This Agreement may be amended or terminated by and upon written notice to the Escrow Agent at any time given jointly by Purchaser and the Sellers, but the duties or responsibilities of the Escrow Agent may not be amended or modified without its consent.

        11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (1) when delivered by hand, (ii) when transmitted by telecopier (with confirmation), provided that a copy is sent at about the same time by registered mail, return receipt requested. (iii) one business day after mailed, if sent by Express Mail, Fed Ex. or other nationally recognized express delivery service, or (iv) three days after mailed, if sent by registered or certified mail, return receipt requested. to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

        if to the Purchaser, to:

               Kinetics Electronics Management, Inc.
               2805 Mission College Blvd.
               Santa Clara, CA 95054
               Fax: (408) 567-0196
               Attention: General Counsel

        with copies to (which shall not constitute notice):

               DB Capital Partners, Inc.
               One Market Plaza
               Steuart Tower, Suite 2400
               San Francisco, CA 94105
               Fax: (415) 217-4288
               Attention: Jeff Ott
                          Steve Dollinger

        and

               Behrman Capital
               Four Embarcadero Center, Suite 3640
               San Francisco, CA 94111
               Fax: (415) 434-7310
               Attention: Greg Chiate

        if to Magnolia, to:

               Magnolia Tree, LLC
               13463 Mandoli Drive
               Los Altos, CA 94022
               Fax: N/A
               Attention: David J. Shimmon

        with a copy to (which shall not constitute notice):

               Doty Sundheim & Gilmore
               260 Sheridan Avenue, Suite 200
               Palo Alto, CA 94306
               Fax: (650) 327-0101
               Attention: Rodney C. Gilmore, Esq.

        if to Hawthorne Trust, to

               James E. Hawthorne as Trustee
               of the James and Roberta Hawthorne
               Family Trust U/T/A dated August 31, 1999
               620 Price Avenue
               Redwood City, Ca 94063
               Fax: (650) 364-4138

        with a copy to (which shall not constitute notice):

               Farella Braun & Martel
               Russ Building, 30th Floor
               235 Montgomery Street
               San Francisco, CA 94104
               Fax: (415) 954-4480
               Attention: Matthew Lewis, Esq.

        if to the Escrow Agent, to:

               Chase Manhattan Trust Company, N.A.
               One Oxford Centre, Suite 1100
               301 Grant Street
               Pittsburgh, PA 15219
               Attention: Douglas Wilson
               Fax: (412) 291-2070

or to such other Person as shall be designated in writing by any such party.

        12. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Sellers, the Purchaser and the Escrow Agent and their respective successors and permitted assigns.

        13. Assignment. Neither Seller may assign its respective obligations hereunder: the Purchaser may assign its rights under this Agreement to any Person, including, without limitation. to its or any of its Subsidiaries' financing sources by way of security, to any Person appointed to enforce such security or any Person in connection with such enforcement.

        14. Execution by Escrow Agent. The execution of this Agreement by the Escrow Agent shall evidence its acceptance and agreement to the terms hereof.

        15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

        IN WITNESS WHEREOF, the parties hereunto have duly caused this Agreement to be executed as of the date first above written.


                                        KINETICS ELECTRONICS MANAGEMENT, INC.



                                        By:
                                           -------------------------------------
                                                Name:
                                                Title:


                                        MAGNOLIA TREE, LLC


                                        By:
                                           -------------------------------------
                                                Name:
                                                Title:


                                        JAMES E. HAWTHORNE AS TRUSTEE
                                        OF THE JAMES AND ROBERTA HAWTHORNE
                                        FAMILY TRUST U/T/A DATED AUGUST 31, 1999


                                        By:
                                           -------------------------------------
                                                Name:
                                                Title:

                                        CHASE MANHATTAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Escrow Agent


                                        By:
                                           -------------------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE 1



               LETTERHEAD OF KINETICS ELECTRONICS MANAGEMENT, INC.

                                                                          [date]

Chase Manhattan Trust Company, National Association

[Address]

Attention: ________________________________



Dear Sirs:

        With reference to the Stock Purchase Agreement, dated as of February [28], 2001, by and among Kinetics Electronics Management, Inc., Magnolia Tree, LLC and James E. Hawthorne, as Trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999, and the Escrow Agreement dated as of February [28], 2001, by and among Kinetics Electronics Management, Inc., Magnolia Tree, LLC, James E. Hawthorne, as Trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999, and Chase Manhattan Trust Company, National Association, as Escrow Agent, we hereby claim the following amount:

               [INSERT ANY AMOUNT DUE AND OWING TO THE PURCHASER
               UNDER SECTION 2.3(c)(i) OF THE STOCK PURCHASE AGREEMENT]

        Capitalized terms used herein shall have the meaning given to such terms in the Stock Purchase Agreement.

                                        Very truly yours,

                                        Kinetics Electronics Management, Inc.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
cc:     [Magnolia]
        [Hawthorne Trust]

                                                                      SCHEDULE 2



                                      FEES




             Annual Fee:                                     $3,000
             One-time Escrow Agent Review Fee:               $1,000
             6% Out-of-Pocket Annual Charge:                 $  240
                                                             ------
                                   Total                     $2,240

                                    Exhibit B



                  See Seller Non-Competition Agreement Attached



                        SELLER NON-COMPETITION AGREEMENT



        This SELLER NON-COMPETITION AGREEMENT, is dated as of February 28, 2001 (this "Agreement"), by and between Kinetics Electronics Management, Inc., a California corporation (collectively with its Subsidiaries and Affiliates, the "Company"), and James E. Hawthorne, an individual resident in the State of California ("Seller").

                                   WITNESSETH:

        WHEREAS, as of the date hereof, the Company has acquired control of Marchi Associates, Inc. (d/b/a Marchi Systems, Inc.), a California corporation ("Marchi"), pursuant to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") by and among the Company, James E. Hawthorne, as Trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999 ("Hawthorne Trust"), and the other stockholder of Marchi;

        WHEREAS, Seller, having served in his capacity as an executive employee of Marchi, has had since 1993 significant managerial responsibility for the operations and business affairs of Marchi in such capacity and will remain an executive employee of Marchi subsequent to the consummation of the transactions contemplated by the Stock Purchase Agreement;

        WHEREAS, Hawthorne Trust will receive significant consideration by reason of the consummation of the transactions contemplated by the Stock Purchase Agreement and the Stock Repurchase and Earnout Agreement, dated as of the date hereof (the "Stock Repurchase and Earnout Agreement"), by and between the Company and Hawthorne Trust;

        WHEREAS, Seller is a beneficiary of, and is the duly appointed and presently acting Trustee of, Hawthorne Trust;

        WHEREAS, the Company will be engaged in a number of businesses in numerous jurisdictions throughout North America, Europe, Asia and Australia;

        WHEREAS, as a result of his affiliations with Marchi, Seller has had, and continues to have, complete access to all confidential and proprietary information concerning the business and operations of the Company;

        WHEREAS, Seller has developed, and continues to develop, numerous personal contacts with customers, suppliers, and other business relations of the Company which are of great value to the Company, and, as a result of such contacts and relations, Seller is capable of utilizing such nonpublic, confidential and proprietary information, and personal contacts to compete with the Company and could cause great economic damage to the Company thereby;

        WHEREAS, the Company and Seller are entering into this Agreement for the purpose of preserving the proprietary rights, going concern value and goodwill of the Company for the benefit of the Company by ensuring that Seller does not use any of such nonpublic, confidential, and proprietary information nor personal contacts for the period hereinafter set forth; and

        WHEREAS, the execution and delivery of this Agreement by Seller is a condition precedent to consummation of the transactions contemplated by the Stock Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Seller hereby covenant and agree as follows:

        16. Definitions. In addition to the other terms defined elsewhere in this Agreement, unless the context shall expressly or by necessary implication indicate to the contrary, the following terms, as used herein, shall have the following meanings:

        (a) "Affiliate" shall mean, with respect to any specified Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person or (ii) any Person known by such specified Person to be related to such Person by blood or marriage.

        (b) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

        (c) "Restricted Period" shall mean the period commencing on the date on which Seller's employment by Marchi is terminated (the "Commencement Date") and ending on the date that is four (4) years following the Commencement Date.

        (d) "Subsidiaries" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock then entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the sole managing director, manager or general partner of any such limited liability company, partnership, association or other business entity.

        17. Non-Competition. The Seller agrees that, during the Restricted Period, he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with any business within the United States or any other geographical area (collectively, the "Geographical Area") in which the Company engages in during the employment of the Seller by the Company (such existing business (which the Company acknowledges and agrees is currently the manufacturing of thermocouples, heaters and sensors for the semiconductor capital equipment industry), the "Lines of Business"). Nothing herein shall prohibit the Seller from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Seller has no active participation in the business of such corporation.

        18. No Solicitation. During the Restricted Period, the Seller shall not, directly or indirectly through another entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company, (ii) hire any person who was an employee of the Company at any time during the Seller's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company. Notwithstanding anything to the contrary in this Section 3, the Seller may (i) provide general advertisements and notices and (ii) respond to unsolicited inquiries from employees, customers or suppliers of the Company; provided, that the Seller does not employ any current or former employee of the Company within two (2) years from the Commencement Date.

        19. Inventions, etc. Seller agrees to promptly disclose to the Company all ideas, formulae. programs, systems, devices, processes, business concepts, discoveries and inventions (hereinafter referred to collectively as "discoveries"), whether or not patentable, which he conceived, made, developed, acquired or reduced to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests of the Company and are or have been used by the Company at any time during the two-year period prior to the Commencement Date; provided, however, that "discoveries" shall not include any invention that Seller developed entirely on his own without using the Company's equipment, supplies, facilities or trade secret information, unless that invention, at the time of conception or reduction to practice relates to the business of the Company, to actual or demonstrably anticipated research or development of the Company or results from work performed by Seller for the Company. Seller hereby transfers and assigns to the Company all of Seller's right, title, and interest in and to all "discoveries," including any and all domestic and foreign patent rights therein and any renewals thereof, it being understood that any and all such "discoveries" shall be owned solely by and be the exclusive property of the Company.

        Upon the request of the Company, Seller shall from time to time during or after the expiration or termination of his employment, execute such further reasonable instruments and do all such other reasonable and legal acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of the "discoveries". At the Company's request and expense, Seller will assist the Company during the period of the employment of Seller with the Company and thereafter in connection with any controversy or legal proceeding relating to the "discoveries". All expense of filing or prosecuting any patent application shall be borne by the Company, but Seller shall cooperate in filing and/or prosecuting any such application. Seller shall receive no additional compensation for the performance of his obligations hereunder, except as may be agreed to in writing by the Company.

        20. Confidentiality.

        (a) All information about the business and affairs of the Company acquired by Seller prior to or after the date hereof (other than information which is generally available to the public, except as a result of a breach by any Person known by Seller to have any confidentiality obligation to the Company), including, without limitation, its secrets and information about its business, financial conditions, prospects, products, technology, know-how, merchandising and advertising programs and plans, and the names of its suppliers, customers, and lenders and the nature of its dealings with such suppliers, customers and lenders as such dealings may exist from time to time, which Seller has obtained, or which has been disclosed to him as a result of his duties performed in his capacity as president of Marchi, or his past association with or employment by the Company, constitute "Company Confidential Information". Seller acknowledges that he has had and will have access to, and knowledge of, Company Confidential Information, and that improper use or revelation of same by Seller, whether during or after the expiration of his term as an employee of the Company, could cause serious injury to the business of the Company. Accordingly, Seller agrees that, except as required to perform his duties under this Agreement or with the prior written permission of the Company or as required by law, for the period ending at the end of the Restricted Period, he will (i) not use any Company Confidential Information, (ii) keep secret and inviolate all Company Confidential Information which shall come into his possession, and (iii) not disclose the same to any other Person for so long as such Company Confidential Information is not generally known by, or accessible to, the public. This Section 5 shall not be violated by Seller through disclosure of information which (i) at the time of disclosure is publicly available through no act or omission by either Seller or any Affiliate of Seller, (ii) is disclosed pursuant to a court order or as otherwise required by law and upon the written advice of counsel, on condition that, to the extent permitted by applicable law, notice of the requirement for such disclosure is given to the Board of Directors of the Company prior to Seller making or permitting any such disclosure and that Seller and his Affiliates cooperate in such manner as the Company may reasonably request, at the Company's expense, in resisting such disclosure, or (iii) is reasonably necessary in the course of performing his duties as an employee of the Company. Seller further agrees that, for the period ending at the end of the Restricted Period, he will not use any Company Confidential Information for his own benefit or directly or indirectly for the benefit of any Person other than the Company. Seller acknowledges that any copyrightable subject matter created by Seller within the scope of his employment, whether containing or involving Company Confidential Information or not, is deemed a "workmade-for-hire" under the U.S. Copyright Act of 1976, as amended, and the Company shall be deemed the sole author and owner thereof for any purposes whatsoever. To the extent any such copyrightable subject matter is not considered a "work-made-for-hire", all right, title and interest (including all renewal rights) in such copyrightable subject matter is hereby deemed assigned by Seller to the Company. Seller agrees to take all actions (including, without limitation, filing appropriate forms) requested by the Company, at the Company's expense, in order to secure the right, title and interest of the Company in such copyrightable subject matter. In the event of any unauthorized publication of any Company Confidential Information, the Company shall automatically own the copyright in such publication.

        (b) Seller acknowledges that the operation and conduct of the business of Marchi is special and unique and involves the use of trade secrets and confidential information and that during the period of his employment with Marchi, Seller has acquired and will acquire special knowledge and/or skill that he could effectively utilize in competition with the Company. Seller further acknowledges that the provisions of Sections 4 and 5 hereof are essential to the goodwill and profitability of the Company and have provided substantial inducement to the Company to execute and consummate the transactions contemplated by the Stock Purchase Agreement, and that the application or operation thereof shall not involve a substantial hardship upon his future business or livelihood.

        (c) All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property belonging to Marchi, whether prepared by Seller or otherwise coming into his possession in the course of his performance of his duties as an employee of Marchi or under any other employment or consulting agreement with Marchi, shall be promptly surrendered to the Company and not retained by the Seller (including, without limitation, any copies thereof) upon his termination as an employee or consultant of the Company for any reason whatsoever; provided, that Seller may retain a copy of all records relating to Seller's personnel file.

        (d) The Company and Seller shall, and shall cause their Affiliates and representatives to. treat this Agreement confidentially. Any publication or other public release of this Agreement shall be subject to the mutual written approval of the Company and Seller; provided, however, that this Section 5(d) shall not apply to the publication or other public release of this Agreement if required by law or by any rules of any stock exchange, in which case the releasing party shall, to the extent practicable, consult the non-releasing party in good faith in advance concerning the content of the release.

        21. No Disparagement. During the Restricted Period, the Seller shall not take any action to disparage or criticize to any third parties any of the products or services of the Company.

        22. Representations and Warranties of Seller. Seller represents and warrants to the Company that: (i) Seller has all legal capacity to enter into this Agreement and to perform his obligations hereunder; (ii) this Agreement has been duly executed and delivered by Seller; (iii) this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and (iv) none of the execution, delivery and performance of this Agreement by Seller (x) violates any law, rule, regulation or order of any court or governmental authority with jurisdiction or oversight with respect to Seller, (y) results in any breach of any provision of, or default under, any material agreement or instrument to which Seller is a party or (z) requires Seller to obtain any consent, authorization or approval from any governmental authority or other person. Notwithstanding anything to the contrary in this Section 7, the Seller makes no representation whatsoever in clause (iii) of the immediately preceding sentence with respect to the enforceability of the scope and duration of the non-competition provisions of this Agreement.

        23. Remedies. Seller acknowledges and agrees that any breach or threatened breach of this Agreement will cause irreparable harm to the Company and cannot be remedied solely by the recovery of damages. Therefore, in the event of a breach or threatened breach by either Seller or an Affiliate of Seller of Sections 2, 3, 4, 5 or 6 of this Agreement, the Company shall, in addition to any other remedies it may have at law or in equity (including without limitation damages or action for accounting or restitution) be entitled to equitable relief (without being required to post a bond or other undertaking or to prove actual damage) in the form of an injunction and/or restraining order by the courts enumerated in Section 12 hereof. Any and all such remedies shall be cumulative and the election of any remedy, at law or in equity, by the Company shall not be to the exclusion of any other remedy then available to the Company.

        24. Judicial Amendments; Severability. The parties hereto agree and intend that the covenants contained in this Agreement shall be construed as a series of separate covenants, and each such separate covenant shall be deemed identical in terms. It is expressly understood and agreed that, although the Company and Seller consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving for the Company's benefit the proprietary rights, going concern value and goodwill of the Company, whenever possible, each provision. term, and covenant of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision, term or covenant of this Agreement, including any of the separate covenants of this Agreement, shall be held to be prohibited by or invalid under such applicable law, then such provision, term or covenant shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision, term or covenant or the remaining provisions, terms or covenants of this Agreement; provided that if a court having competent jurisdiction shall find that any covenant contained in this Agreement is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in such reduced form. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        25. Assignment. The rights and obligations of the Company hereunder shall inure to the benefit of, and be binding upon, its successors and assigns. Seller may not assign his obligations hereunder; the Company may, at any time, assign its rights under this Agreement to any Person including, without limitation, to its or any of its Subsidiaries' financing sources by way of security, to any Person appointed to enforce such security or any Person in connection with such enforcement.

        26. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered by hand, (ii) when transmitted by telecopier (with confirmation), provided that a copy is sent at about the same time by registered mail, return receipt requested, (iii) one business day after mailed, if sent by Express Mail,

Fed-Ex. or other nationally recognized express delivery service, or (iv) three days after mailed, if sent by registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):


                      if to Company, to:

                      Kinetics Electronics Management, Inc.
                      2805 Mission College Blvd.
                      Santa Clara, CA 95054

                      Fax:          (408) 567-0196
                      Attention:    General Counsel



                      with copies to (which shall not constitute notice):

                      DB Capital Partners, Inc.
                      One Market Plaza
                      Steuart Tower, Suite 2400
                      San Francisco, CA 94105

                      Fax:          (415) 217-4288
                      Attention:    Jeff Ott
                                    Steven Dollinger
                      and:

                      Behrman Capital
                      Four Embarcadero Center, Suite 3640
                      San Francisco, CA 94111

                      Fax:          (415) 434-7310
                      Attention:    Greg Chiate



                      if to Seller to:

                      James E. Hawthorne
                      620 Price Avenue
                      Redwood City, CA 94063

                      Fax:   (650) 364-4138

                      with a copy to (which shall not constitute notice):

                      Farella Braun & Martel
                      Russ Building, 30th Floor
                      235 Montgomery Street
                      San Francisco, CA 94104

                      Fax:          (415) 954-4480
                      Attention:    Matthew Lewis, Esq.

        or to such other Person as shall be designated in writing by any such party.


        27. General.

        (a) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        (b) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof, with the exception of the Stock Purchase Agreement and the other agreements and transactions contemplated therein to which Seller is a party.

        (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach. or a waiver of the breach of any other term or covenant contained in this Agreement.

        (d) This Agreement may be executed in counterparts. each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one agreement.

        (e) This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such state.

        (f) Submission to Jurisdiction, Waiver of Jury Trial. The Company and Seller hereby submit to the jurisdiction of the State and Federal courts located within the State of California for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Company and Seller irrevocably waive, to the fullest extent permitted by law, any objection which he/it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY AND SELLER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF

DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY OR SELLER.

        28. Importance of this Agreement. It is understood by and between the Company and Seller that the provisions of Sections 2, 3, 4, 5 and 6 of this Agreement are an essential element of the Company's agreement to consummate the transactions contemplated by the Stock Purchase Agreement and the Stock Repurchase and Earnout Agreement and that, but for this Agreement, the Company would not have entered into nor consummated the Stock Purchase Agreement or the Stock Repurchase and Earnout Agreement.

                                    * * * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        KINETICS ELECTRONICS MANAGEMENT, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                            JAMES E. HAWTHORNE



                                        ----------------------------------------
                                              James E. Hawthorne, Seller

                                    Exhibit C

               See Stock Repurchase and Earnout Agreement Attached

                     STOCK REPURCHASE AND EARNOUT AGREEMENT

        This STOCK REPURCHASE AND EARNOUT AGREEMENT is dated as of February 28, 2001 (this "Agreement"), by and between Kinetics Electronics Management, Inc., a California corporation (the "Company"), James E. Hawthorne, as Trustee of The James and Roberta Hawthorne Family Trust U/T/A dated August 31, 1999 ("Hawthorne Trust"), Kinetics Group, Inc., a Delaware corporation (with respect solely to
Section 16 of this Agreement) and Kinetics Holdings Corporation, a Delaware corporation (with respect solely to Section 17 of this Agreement).

        Capitalized terms used and not otherwise defined herein shall have the respective meaning assigned to such terms in the Stock Purchase Agreement (as defined below).

                              W I T N E S S E T H:

        WHEREAS, as of the date hereof, the Company has acquired control of Marchi Associates, Inc. (d/b/a Marchi Systems, Inc.), a California corporation ("Marchi"), pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and among the Company, Hawthorne Trust and the other stockholder of Marchi;

        WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, James E. Hawthorne (the "Executive") will continue his employment with Marchi, in the role of President;

        WHEREAS, the Executive is a beneficiary of, and is the duly appointed and presently acting trustee of, Hawthorne Trust; and

        WHEREAS, as of the date hereof Hawthorne Trust is the lawful owner, beneficially and of record, of 133,333 shares of Kinetics Class A Common Stock and 1,200,000 shares of Kinetics Class B Common Stock.

        NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terra and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

        1. Definitions. In addition to the other terms defined elsewhere in this Agreement, the following terms, as used herein, shall have the following meanings:

        "Auditor" shall mean Ernst & Young.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall mean (i) the Executive's conviction (or pleading guilty or nolo contendere) (A) for fraud, misappropriation, embezzlement or for any other crime involving dishonesty or for any felony involving moral turpitude or (B) for any felony which is reasonably likely to result in a material loss or damage to the reputation of Marchi or KGI, (ii) the failure by Executive to perform his duties with, or comply with the directives of the Board of Directors of, Marchi or KGI, other than any such failure resulting from Executive's death or Disability, which failure is not cured within thirty (30) days after receipt of a written demand delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not performed his duties, or (iii) gross negligence by the Executive in connection with or related to his employment with Marchi or KGI.

        "Change In Control" shall mean any transaction or series of related transactions as a result of which (i) any Third Party or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of Third Parties becomes, directly or indirectly, a-beneficial owner" (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding Kinetics Common Stock or, if and only if Executive is then employed by any Affiliate of KHC, the outstanding common stock of such Affiliate, (ii) KHC or, if and only if Executive is then employed by an Affiliate of KHC, such Affiliate (or any other Affiliate of KHC which, directly or indirectly, "controls" (as such term is defined in the definition of "Affiliate" contained in the Stock Purchase Agreement) such Affiliate) consolidates with or merges into or with any Person and after giving effect to such consolidation or merger any Third Party or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of Third Parties owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Person surviving such consolidation or merger and, in the case of any Affiliate of KHC, more than fifty percent (50%) of the outstanding voting securities of the Affiliate employing the Executive, (iii) all or substantially all of the assets of KHC or, if and only if Executive is then employed by an Affiliate of KHC, such Affiliate are sold, leased, exchanged or otherwise transferred, directly or indirectly, as an entirety to any Third Party or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of Third Parties, or (iv) less than half of the members of the Board of Directors of KHC shall be Continuing Directors.

        "Continuing Director" shall mean the directors of KHC on the date hereof and each other director if such director's nomination for election to the Board of Directors of KHC is recommended by a majority of the then Continuing Directors.

        "Disability" shall mean if as a result of the incapacity due to physical or mental illness. Executive is unable to perform the duties of his employment with Marchi or KGI (as determined by the Board) for a continuous period of 60 days or an aggregate of 90 days (whether or not consecutive) during any consecutive 120-day period.

        "EBITDA" shall mean with respect to Marchi (a) net income (or net loss) plus (b) the sum of (i) interest expense, (ii) income tax expense, (`ii) depreciation expense, (iv) amortization expense and (v) extraordinary or unusual losses deducted in calculating net income (or net loss) less (c) extraordinary or unusual gains added in calculating net income (or net loss), in each case, of Marchi for the twelve months ending on September 30th of the fiscal year in question, in each case determined in accordance with GAAP consistent with past practice.

        "KGI" shall mean Kinetics Group, Inc., a Delaware corporation, and each of its Subsidiaries and Affiliates.

        "Kinetics Class A Common Stock" shall mean the shares of voting class A common stock, par value $0.01 per share, of Kinetics Holdings Corporation, a Delaware corporation ("KHC"), which for all purposes of this Agreement shall initially be valued at $3.00 per share.

        "Kinetics Class B Common Stock" shall mean the shares of nonvoting class B common stock, par value $0.01 per share, of KHC, which for all purposes of this Agreement shall initially be valued at $3.00 per share.

        "Kinetics Common Stock" shall mean the Kinetics Class A Common Stock and the Kinetics Class B Common Stock.

        "KHC" shall have the meaning assigned to such term in the definition of Kinetics Class A Common Stock.

        "Permitted Transferee" shall have the meaning set forth in the Shareholders Agreement, dated as of August 30, 2000, as amended, by and among Kinetics Holdings Corporation, a Delaware corporation, and the Stockholders listed therein.

        "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or other entity which is recognized as having legal personality.

        "Purchased Shares" shall mean (i) all shares of Kinetics Common Stock transferred to Hawthorne Trust in connection with the transactions contemplated by that certain purchase agreement, dated as of February 28, 2001, by and between Hawthorne Trust and DB Capital Investors, L.P., a Delaware limited partnership, and (ii) all shares of Kinetics Common Stock issued with respect to the capital stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the capital stock. Purchased Shares may only be transferred by Hawthorne Trust to a Permitted Transferee and such transferred Purchased Shares shall continue to be Purchased Shares as defined herein, and each such Permitted Transferee shall become a party to this Agreement and succeed to the rights and obligations of Hawthorne Trust hereunder. so long as such Permitted Transferee remains a Permitted Transferee. Except as otherwise provided in this .Agreement, the Purchased Shares shall not be subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever.

        "Shareholders Agreement" shall have the meaning assigned such term in the definition of Third Party.

        "Subsidiaries" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock then entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company. partnership, association or other business entity gains or losses or shall be or control the sole managing director, manager or general partner of any such limited liability company, partnership, association or other business entity.

        "Termination Date" shall mean the date on which Executive's employment with Marchi or KGI is terminated.

        "Third Party" shall mean any Person who was not (i) a party to the Shareholders Agreement, dated as of August 30, 2000, by and among KHC and the stockholders party thereto (the "Shareholders Agreement") immediately after the date hereof or (ii) an Affiliate of any Person referenced in clause (i) of this definition of Third Party.

        2. Option to Repurchase the Purchased Shares Upon Termination of Executive's Employment.

        (a) Repurchase of the Purchased Shares. If Executive's employment with Marchi or KGI shall terminate at any time prior to the date which is three (3) years from the date hereof as a result of either voluntary termination by the Executive or termination for Cause, then the Company or the Company's designee shall have the right, exercisable in the Company's sole discretion, by notice (the "Election Notice") to the Executive and/or any one or more Permitted Transferees at any time prior to the date which is three (3) years from the date hereof, to repurchase any or all of the amount of Purchased Shares set forth next to the corresponding time period on the table set forth below, whether held by Executive or by one or more Permitted Transferees at the price determined in accordance with the provisions of Section 3 hereof.

                                                     Percentage of Purchased Shares
                  Time Period                            Subject to Repurchase
                  -----------                        ------------------------------
For the period beginning on the date hereof and                   100%
ending on and including the date which is one
(1) year from the date hereof:

For the period beginning on the date after the                75% hereof.
date which is one (1) year from the date hereof
and ending on and including the date which is
two (2) years from the date

For the period beginning on the date after the                     50%
date which is two (2) years from the date
hereof and ending on and including the date

which is three (3) years from the date hereof:

Anytime after the date which is three (3) years                    0%
from the date hereof:


        As shown by the table above, the amount of Purchased Shares subject to the Company's right of repurchase shall decrease each successive full year Executive remains employed by Marchi or KGI.

        Upon a Change In Control, the Company's repurchase rights shall be deemed to have been automatically terminated on the day immediately preceding the Change In Control without any further action required by Executive or the Company.

        (b) Closing of the Repurchase of Purchased Shares. In the event the Company elects to repurchase the Purchased Shares, the transaction for the purchase of the Purchased Shares by the Company pursuant to this Section 2 shall be consummated (the "Closing") on or before the thirtieth (30th) day following the date on which the Election Notice was given or deemed given (the "Closing Date"). The Closing shall take place at the Company's executive offices. The Election Notice shall set forth the date and time of the Closing as well as the proposed purchase price. At the Closing, the Company or its designee shall pay the Purchase Price (as defined below) in the manner specified in Section 3(c) and Hawthorne Trust or, as the case may be, one or more Permitted Transferees, shall deliver the certificate or certificates representing such Purchased Shares to the Company, or its nominee, free and clear of any liens or encumbrances and duly endorsed in blank for transfer or accompanied by duly executed stock powers. The Company or its designee shall not be entitled to receive representations and warranties from Hawthorne Trust or, as the case may be, any one or more Permitted Transferees, in connection with the purchase of such Purchased Shares other than representations and warranties with respect to Hawthorne Trust's or such Permitted Transferees' (i) valid ownership of the Purchased Shares free and clear of all liens and encumbrances and (ii) authority, capacity, power and right to enter into and consummate such sale without violation of its organizational documents any applicable law or any other agreement.

        3. Purchase Price for Purchased Shares.

        (a) Purchase Price. The purchase price to be paid by the Company for the Purchased Shares pursuant to Section 2 shall be equal to the lesser of (i) $3.00 multiplied by the number of Purchased Shares, and (ii) the fair market value of the Purchased Shares as determined in good faith by the Board or as conclusively determined pursuant to Section 3(b) (the "Purchase Price").

        (b) Objection to Purchase Price. (i) In the event that Hawthorns Trust does not object to the determination by the Board of the Purchase Price by written notice of objection (the "Notice of Objection") delivered to the Company within five (5) business days after Hawthorns Trust's receipt of the Election Notice, such Notice of Objection to describe in reasonable detail Hawthorns Trust's proposed adjustment to the Purchase Price, the Purchase Price set forth in the Election Notice shall be deemed final and binding.

               (ii) If Hawthorns Trust delivers a Notice of Objection to the Company, then any dispute shall be resolved as follows:

               (x) Hawthorns Trust and the Company shall promptly endeavor to agree upon the Purchase Price. In the event that a written agreement determining the amount of the Purchase Price has not been reached within ten (10) business days after the date of receipt by the Company from Hawthorns Trust of the Notice of Objection thereto, then the Company's determination of the Purchase Price and Hawthorns Trust's determination of the Purchase Price shall be submitted to Arthur Andersen (the "Arbitrator"). Each of the Company and Hawthorns Trust shall have an opportunity to present to the Arbitrator and the other party its rationales and procedures for determining the Purchase Price.

               (y) Within ten (10) business days after each party has submitted its presentation to the Arbitrator regarding the determination of the Purchase Price, the Arbitrator shall select either the Purchase Price proposed by the Company or the Purchase Price proposed by Hawthorns Trust. The decision of the Arbitrator shall be final and binding upon each party hereto; provided, that the Company shall have five (5) business days after receipt of the Arbitrator's decision to notify Hawthorns Trust that the Company revokes its Election Notice and has decided not to exercise its option to repurchase granted hereunder.

               (z) In the event Hawthorns Trust and the Company submit their respective determinations of the Purchase Price to the Arbitrator for resolution, the party against whom the Arbitrator decides will be responsible for the fees and expenses of the Arbitrator.

        (c) Manner of Payment. The Company shall pay the Purchase Price (less any taxes or other charges required to be withheld pursuant to applicable law) in a lump sum cash payment on the Closing Date. The Company may pay the purchase price for such Purchased Shares by offsetting amounts outstanding under any indebtedness or obligations owed by Executive or, as the case may be, any Permitted Transferee, to the Company. In the event the Company intends to offset the Purchase Price, as set forth herein, the Company shall provide Executive or, as the case may be, any Permitted Transferee, with the amount and reason for the offset, in reasonable particularity, in writing at least ten (10) days prior to the Closing Date.

        4. Earnout: Earnout Payment. (a) If any performance test outlined below is met, the Company shall pay or cause to be paid to Hawthorne Trust one of the following amounts (the "Earnout Amount"), in accordance with Section 4(c) hereof:

               (x) Four Million Dollars ($4,000,000), if the cumulative EBITDA of Marchi for the fiscal years ended September 30, 2001, September 30, 2002, and September 30, 2003, equals or exceeds Thirty Six Million Dollars ($36,000,000); or

               (y) Three Million Dollars ($3,000,000), if the cumulative EBITDA of Marchi for the fiscal years ended September 30, 2001, September 30, 2002, and September 30, 2003, equals or exceeds Thirty Two Million Dollars ($32,000,000);

provided, that, Hawthorne Trust shall not be entitled to the Earnout Amount, if any, pursuant to this Section 4(a), if Executive's employment with Marchi or KGI shall have been terminated at any time prior to the date which is three (3) years from the date hereof as a result of Executive's voluntary termination or termination for Cause.

        (b) (i) The Earnout Amount shall be determined by reference to a statement of EBITDA for each of the fiscal years ended September 30, 2001, September 30, 2002, and September 30, 2003 (collectively, the "EBITDA Statements'") prepared by the Auditor, which EBITDA Statements shall be based upon the results of operations of Marchi as reported in the consolidated financial statements of KGI (or one of its Affiliates, as the case may be) as audited by the Auditor with respect to such fiscal years and be consistent with the definition of "EBITDA" contained in this Agreement. In the event Hawthorne Trust does not object to the calculation of EBITDA contained in the EBITDA Statements prepared by the Auditor by written notice of objection to the Board (the "EBITDA Objection Notice") delivered to the Company within twenty (20) business days after Hawthorne Trust's receipt of the EBITDA Statements, such EBITDA Objection Notice to describe in reasonable detail Hawthorne Trust's proposed adjustment to the calculation of EBITDA contained in the EBITDA Statements, the EBITDA Statements shall be binding and conclusive upon and deemed to be accepted by the Company and Hawthorne Trust for purposes of determining the Earnout Amount, if any.

                      (ii) Upon delivery of the EBITDA Objection Notice, Hawthorne Trust and its accountants (A) shall be permitted reasonable access to review the books and records and work papers related to the preparation of the EBITDA Statements and the consolidated financial statements of KGI (or one of its Affiliates, as the case may be) and (B) may make inquiries of the Company, KGI (or one of its Affiliates, as the case may be), and/or their respective accountants (including the Auditor) regarding questions or disagreements with any of the EBITDA Statements or consolidated financial statements of KGI (or one of its Affiliates, as the case may be) arising in the course of their review thereof. The Company and Hawthorne Trust shall use commercially reasonable efforts to resolve their differences, and if such differences are not resolved in writing within thirty (30) business days after Hawthorne Trust's delivery of the EBITDA Objection Notice to the Company, then such differences shall be referred to Arthur Andersen (the "Third-Party Accountant").

                      (iii) The Third-Party Accountant shall only consider those items actually in dispute between the parties and shall otherwise conduct its review and make its determination in accordance with GAAP and the provisions, definitions, terms and conditions of this Agreement. In making its determination, the Third-Party Accountant shall only adopt either the Auditor's or Hawthorne Trust's position on each disputed item. Within twenty (20) business days of the submission of any dispute to the Third-Party Accountant pursuant to this Section 4(b), the Third-Party Accountant shall render a decision in accordance with this
        Section 4(b), along with a statement of its reasons therefor and a calculation of EBITDA for each of the fiscal years ended September 30, 2001, September 30, 2002, and September 30, 2003 (the "Third-Party EBITDA Statements"). Each party shall provide the Third-Party Accountant with reasonable access to its books, records, work papers, accountants and employees prepared or use in connection with its respective calculation of EBITDA. The Third-Party EBITDA Statements shall be binding and conclusive upon and deemed to be accepted by the Company and Hawthorne Trust for purposes of determining the Earnout Amount, if any.

                      (iv) The fees and expenses of the Third-Party Accountant for any determination pursuant to this Section 4(b) shall be paid by (A) the Company, if the Third-Party EBITDA Statements create a different obligation of the Company with respect to the payment of the Earnout Amount, if any, pursuant to Section 4(a), as the EBITDA Statements would have created had no EBITDA Objection Notice been delivered by Hawthorne Trust and (B) Hawthorne Trust, if the Third-Party EBITDA Statements create the identical obligation of the Company with respect to the payment of the Earnout Amount, if any, pursuant to Section 4(a), as the EBITDA Statements would have created had no EBITDA Objection Notice been delivered by Hawthorne Trust.

        (c) The Company shall pay to Hawthorne Trust the Earnout Amount, if any, within fifteen (15) business days after the later of (x) the date on which the EBITDA Statements are conclusively determined pursuant to Section 4(b) and (y) the date which is three (3) years from the date hereof, by wire transfer of immediately available funds to an account designated by Hawthorne Trust at least three (3) business days prior to the date of payment.

        5. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Hawthorne Trust acknowledges and agrees that money damages would not be an adequate remedy for any breach of its obligations under this Agreement and that the Company may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. Any and all such remedies shall be cumulative, and the election of any remedy, at law or in equity, by the Company shall not be to the exclusion of any other remedy then available to the Company.

        6. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Hawthorne Trust and the Company.

        7. Successors and Assigns. All covenants and agreements contained in this Agreement (including, without limitation, the obligation of the Company to pay the Earnout Amount, if any) by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

        8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

        10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        11. Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed solely within such state.

        12. Jurisdiction: Venue. The Company and Hawthorne Trust hereby submit to the jurisdiction of the State and Federal courts located within the State of California for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Company and Hawthorne Trust- irrevocably waive, to the fullest extent permitted by law, any objection which he/it may have or hereafter have to the laving of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY AND HAWTHORNE TRUST HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN). OF THE COMPANY OR HAWTHORNE TRUST.

        13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered by hand, (ii) when transmitted by telecopier (with confirmation), provided that a copy is sent at about the same time by registered mail, return receipt requested, (iii) one business day after mailed, if sent by Express Mail, Fed Ex, or other nationally recognized express delivery service, or (iv) three days after mailed, if sent by registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

        If to Hawthorne Trust, to:

        James E.  Hawthorne, as Trustee of The
        James and Roberta Hawthorne Family
        Trust U/T/A dated August 31, 1999
        620 Price Avenue
        Redwood City, CA 94063
        Fax: (650) 364-4138

        with a copy to (which shall not constitute notice):

        Farella Braun & Martel
        Russ Building, 30th Floor
        235 Montgomery Street
        San Francisco, CA 94104
        Fax: (415) 954-4480

        Attention: Matthew Lewis, Esq.

        If to the Company, to:

        Kinetics Electronics Management, Inc.
        2805 Mission College Blvd.
        Santa Clara, CA 95054
        Fax: (408) 567-0196
        Attention: General Counsel

        with copies to (which shall not constitute notice):

        DB Capital Partners, Inc.
        One Market Plaza Steuart Tower, Suite 2400
        San Francisco, CA 94105
        Fax: (415) 217-4288
        Attention:  Jeff Ott
                    Steven Dollinger
        and:

        Behrman Capital
        Four Embarcadero Center, Suite 3640
        San Francisco, CA 94111
        Fax: (415) 434-7310
        Attention: Greg Chiate

        or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice pursuant to this Section 13 to the sending party.

        14. Entire Agreement. This Agreement constitutes the entire understanding between Hawthorne Trust and the Company with respect to the subject matter hereof and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

        15. Effectiveness. This Agreement shall become effective upon the occurrence of the Closing, as such term is defined in the Stock Purchase Agreement.

        16. KGI Guarantee. (a) KGI irrevocably and unconditionally guarantees the obligations of the Company under Section 4 of this Agreement. If the Company shall fail in any respect to fulfill any of such obligations, Hawthorne Trust shall be at liberty to act, and KGI shall be liable, as if KGI were the party principally bound by such obligations.

        (b) The guarantee contained in this Section 16 is a continuing guarantee and shall remain in force until all obligations of the Company pursuant to this Agreement, if any, have been fulfilled.

        (c) The obligations of KGI under this Section 16 shall not be affected by any act, omission matter or thing which, but for these provisions, might operate to release or otherwise exonerate KGI from such obligations or affect such obligations, including and whether or not known to KGI:

                      (i) any time, indulgence, waiver or consent at any time given to the Company or any other person;

                      (ii) any compromise or release of, or abstention from perfecting or enforcing, any rights or remedies against the Company or any other person;

                      (iii) any legal limitation, disability, incapacity or other circumstance relating to the Company or any person or any amendment or supplement to or variation of the terms of this Agreement;

                      (iv) any irregularity, unenforceability or invalidity of any obligations of the Company under this Agreement or the dissolution, amalgamation, reconstruction or insolvency of the Company; or

                      (v) any other circumstance whatsoever which may vary the risks of the Company or might otherwise constitute a legal or equitable discharge of a surety or guarantor.

        (d) The guarantee contained in this Section 16 may be enforced by Hawthorne Trust without first having to take any steps or proceedings against the Company or any other person.

        (e) With respect to the guarantee contained in this Section 16, KGI hereby waives all of its rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to KGI by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. KGI acknowledges that to the extent it has had any questions or concerns regarding the effect of the foregoing waivers, it has consulted its attorney and resolved all questions and concerns to its satisfaction. With respect to the guarantee contained in this Section 16, KGI waives all rights and defenses arising out of an election of remedies by Hawthorne Trust, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed KGI's rights of subrogation and reimbursement against the Company by the operation of Section 580d of the Code of Civil Procedure or otherwise follows:

        17. KHC Matters. (a) KHC represents and warrants to Hawthorne Trust as

                      (i) As of the date hereof, KHC has the authorized and issued capital stock set forth on Exhibit A hereto. Except as set forth on Exhibit A hereto, there are no outstanding (x) options, warrants or other rights to purchase Kinetics Common Stock, (y) agreements or other obligations of KHC to issue Kinetics Common Stock, or (z) other rights to convert any obligation into, or exchange any securities for, Kinetics Common Stock.

                      (ii) Since September 30, 2000, there has been no material adverse change in the business, properties, assets, liabilities, results of operations, condition

        (financial or otherwise), customer relationships or supplier relationships of KHC, and Hawthorne Trust shall have received a certificate duly executed by KHC, dated the Closing Date, to such effect. KHC makes no representations and expresses no opinion regarding the effect an industry or general economic slowdown or recession might have on the business, properties, assets, liabilities, results of operations, condition (financial or otherwise), customer relationships or supplier relationships of KHC, and Hawthorne Trust hereby agrees and acknowledges that such industry or general economic slowdown or recession shall not constitute a material adverse change for all purposes herein.

        (b) Notwithstanding any other provision of the Shareholders Agreement, in the event of a sale transaction pursuant to Section 2.5 of the Shareholders Agreement that for federal or California income tax purposes is deemed to have occurred on or before the first anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement), KHC shall indemnify, defend and hold harmless Hawthorne Trust, on an after tax basis, from any Tax Loss (as defined below) incurred by Hawthorne Trust solely as a result of such sale transaction. "Tax Loss" means (i) an amount equal to one-half of the excess of the tax actually payable by Hawthorne Trust at Hawthorne Trust's combined federal and California rates on such sale transaction over the tax that would have been actually payable by Hawthorne Trust at Hawthorne Trust's combined federal and California rates on such sale transaction had such sale transaction been deemed to have occurred immediately after the first anniversary of the Closing Date, and (ii) any losses, costs, liabilities and expenses, including reasonable attorney fees, incurred in connection with the enforcement of this indemnification provision. All amounts payable under this provision shall be payable free and clear of all taxes thereon save only as may be required by law. If any taxes are required by law to be paid by Hawthorne Trust on account of any amount received hereunder, Hawthorne Trust shall be paid such amount as will, after such taxes have been paid by Hawthorne Trust, leave Hawthorne Trust with the same amount as Hawthorne Trust would have been entitled to receive in the absence of any such requirement to pay tax on account of an amount payable hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        KINETICS ELECTRONICS MANAGEMENT, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        KINETICS GROUP, INC.
                                           (with respect solely to Section 16 of
                                           this Agreement)


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        KINETICS HOLDINGS CORPORATION
                                           (with respect solely to Section 17 of
                                           this Agreement)


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        JAMES E. HAWTHORNE, AS TRUSTEE OF THE
                                           JAMES AND ROBERTA HAWTHORNE FAMILY
                                           TRUST U/T/A DATED AUGUST 31, 1999


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                                 Capitalization



        The authorized capital stock of KHC consists of 230,000,000 shares of Kinetics Class A Common Stock, par value $.01, of which shares 9,241,149 are issued and outstanding and 230,000,000 shares of Kinetics Class B Common Stock, par value $.01, of which shares 83,170,385 are issued and outstanding. The table below sets forth all of the outstanding options, warrants or other rights to purchase Kinetics Class A and Kinetics Class B Common Stock.

Warrants:                                         Amount
---------                                         ------
Initial Warrants (Exercise Price - $3.00)         Class A - 9,894,954
                                                  Class B - 89,054,586

Note Warrants (Exercise Price - $3.00)            Class A - 715,009
                                                  Class B -- 6,435,085

Senior Subordinated Debt Warrants (Exercise       Class A - 332,489
Price - $0.01)                                    Class B -- 2,992,402

Options, others:

Convertible Promissory Note (Conversion Price -   Class A - 833,333
$3.00)                                            Class B -- 7,500,000

Employee Participation Stock Options              Up to 15% of the Issuer's total common equity
(Exercise Price - $3.00)



                                       1